UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

GLOBAL MEDICAL REIT INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GLOBAL MEDICAL REIT INC.
2 Bethesda Metro Center, Suite 440
Bethesda, MD 20814
July 24, 2020
Dear Stockholder:
On behalf of the Board of Directors of Global Medical REIT Inc., I cordially invite you to attend our annual meeting of stockholders on September 2, 2020 at 10:00 a.m. (EDT), to be held virtually, by remote communication. In order to attend the meeting, you must register at https://viewproxy.com/gmre/2020/htype.asp by 11:59 p.m. (EDT) on August 30, 2020.
The attached Notice of Annual Meeting and Proxy Statement describes the matters to be acted upon at the meeting. We encourage you to read these materials carefully. Whether or not you plan to attend the meeting virtually, your vote is very important, and we encourage you to authorize your proxy promptly. We are pleased to offer multiple options for voting your shares. You may authorize your proxy via the Internet, by phone, by mail (if you request to receive printed proxy materials) or you may virtually attend the meeting and vote as described on pages 2-4 of the proxy statement.
We look forward to seeing you at the annual meeting.
Sincerely,
/s/ Jeffrey Busch

Jeffrey Busch
Chairman of the Board, Chief Executive Officer and President
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GLOBAL MEDICAL REIT INC.
2 Bethesda Metro Center, Suite 440
Bethesda, MD 20814
July 24, 2020
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Medical REIT Inc., a Maryland corporation (the “Company”), will be held virtually, by remote communication, on September 2, 2020 at 10:00 a.m. (EDT), for the following purposes:
1.
to elect nine nominees to serve as directors on our Board of Directors (our “Board of Directors” or our “Board”), each to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualifies;

2.
to consider and vote on an advisory resolution to approve named executive officer (“NEO”) compensation;

3.
to consider and vote on the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2020; and

4.
to transact such other business as may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on July 13, 2020 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
You may authorize your proxy on the Internet or by phone and may vote by ballot at the meeting. We encourage you to instruct us on the Internet as to the authorization of your proxy. Instructions for authorizing your vote are contained on the enclosed Notice of Internet Availability. If for any reason you should decide to revoke your proxy, you may do so at any time prior to its exercise at the Annual Meeting.
In order to attend the meeting, you must register at https://viewproxy.com/gmre/2020/htype.asp by 11:59 p.m. (EDT) on August 30, 2020. A unique join link to the Annual Meeting and a password will be provided to each stockholder who registers to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting virtually, your vote is very important, and we encourage you to authorize your proxy as promptly as possible. If you vote by proxy, but later decide to attend the Annual Meeting virtually, or for any other reason desire to revoke your proxy, you may still do so by following the procedures set forth in the proxy statement.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Jamie Barber

Jamie Barber
General Counsel and Secretary
Bethesda, Maryland
July 24, 2020

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to Be Held Virtually on September 2, 2020:
The Proxy Statement and 2019 Annual Report are available online at
http://www.viewproxy.com/GMRE/2020
and in the “Investors” section of our website at
http://www.globalmedicalreit.com

GLOBAL MEDICAL REIT INC.
2 Bethesda Metro Center, Suite 440
Bethesda, MD 20814
PROXY STATEMENT
This proxy statement, including the information incorporated by reference herein (collectively, this “Proxy Statement”), provides information about the 2020 Annual Meeting of Stockholders of Global Medical REIT Inc., a Maryland Corporation, to be held on September 2, 2020, virtually, by remote communication, at 10:00 a.m. (EDT), and at any adjournment or postponement of the meeting. A unique join link to the Annual Meeting and a password will be provided to each stockholder who registers to attend the Annual Meeting.
The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and this Proxy Statement and form of proxy were first made available to stockholders on the Internet on July 24, 2020.

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CONTACT INFORMATION AND GENERAL INFORMATION
The Board of Directors of Global Medical REIT Inc., a Maryland corporation, has made these materials available to you on the Internet in connection with the Company’s solicitation of proxies for its Annual Meeting to be held on September 2, 2020, virtually, by remote communication, at 10:00 a.m. (EDT). These materials were first made available to stockholders on the Internet on July 24, 2020. Unless the context requires otherwise, references in this Proxy Statement to “we,” “our,” “us,” “our Company” and the “Company” refer to Global Medical REIT Inc.
The mailing address of our principal executive office is c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, MD 20814, Attention: Chief Operating Officer, and our main telephone number is (202) 524-6851. We maintain an Internet website at http://www.globalmedicalreit.com. Information at or connected to our website is not and should not be considered part of this Proxy Statement.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials via the Internet, instead of mailing printed copies. Accordingly, we are sending a Notice of Internet Availability on or about July 24, 2020 to our stockholders of record as of the close of business on July 13, 2020, the record date. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how to authorize your proxy to vote online, by phone and how to request a paper copy of the Proxy Statement and 2019 Annual Report if you so desire. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.
The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more stockholders of record reside at the same address. Each stockholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and reduces our expenses. Stockholders of record authorizing their vote by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement. Stockholders of record authorizing their vote via telephone or over the internet can choose this option by following the instructions provided by telephone or over the internet, as applicable. Once given, a stockholder’s consent will remain in effect until he or she revokes it by notifying us. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Stockholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting us at the address and main telephone number above.
Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the 2019 Annual Report by contacting us as described above. Beneficial owners with the same address who receive more than one Proxy Statement and 2019 Annual Report may request delivery of a single Proxy Statement and 2019 Annual Report by contacting the Corporate Secretary in writing at the address and main telephone number above.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Where and when is the Annual Meeting?
The Annual Meeting will be held September 2, 2020, at 10:00 a.m. (EDT). The Annual Meeting will be conducted via a virtual format (i.e., no physical meeting will take place). A unique join link to the Annual Meeting and a password will be provided to each stockholder who registers to attend the Annual Meeting, as described below.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will vote upon matters described in the Notice of Annual Meeting and this Proxy Statement. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.
How Do I Register For The Annual Meeting?
Please visit https://viewproxy.com/gmre/2020/htype.asp to register in order to attend the Annual Meeting.
ALL REGISTRATIONS MUST BE RECEIVED BY 11:59 P.M. (EDT) ON AUGUST 30, 2020.
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If you hold your shares in your name and have received a Notice of Internet Availability or proxy card, please click “Registration for Registered Holders” and enter your name, phone number, mailing address, e-mail address and indicate if you plan to vote at the meeting.

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If you hold your shares through a bank or broker, please click “Registration for Beneficial Holders” and enter your name, phone number, mailing address, e-mail address and indicate if you plan to vote at the meeting. Then please upload or email a copy of your legal proxy that you have obtained from your bank or broker to VirtualMeeting@viewproxy.com.

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Beneficial Holders must submit a copy of their legal proxy from their bank or broker if they wish to vote their shares at the Annual Meeting.

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If a beneficial holder wants to attend the meeting and not vote, they will need to provide proof of ownership (see below “How Do I Demonstrate Proof of Stock Ownership?”) during registration.

How Do I Demonstrate Proof of Stock Ownership?
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If you are a registered holder, the proof of your stock ownership is your name and address as it appears on the proxy card or Notice of Internet Availability you have received. Our team will crosscheck this with a list of all registered holders to confirm your ownership.

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If you are a beneficial holder (hold your shares at a bank or broker), your proof will be the copy of your legal proxy that you obtain from your bank or broker, a copy of your voter instruction form, proxy card, Notice of Internet Availability or current broker statement. Please upload or email proof of stock ownership to VirtualMeeting@viewproxy.com.

What is the difference between a stockholder of record and a beneficial owner of our common stock held in street name?
Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and we sent the Notice of Internet Availability directly to you.
Beneficial Owner of Stock Held in Street Name.   If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the Notice of Internet Availability has been forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”
I’ve Submitted My Registration — What Happens Now?
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A member of our team will review and confirm your registration.

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If you have indicated that you will be voting at the virtual Annual Meeting, and you are a registered holder, your virtual control number is on your Proxy Card or Notice of Internet Availability.

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If you are a beneficial holder and want to vote at the virtual Annual Meeting, you must upload a copy of your legal proxy which you need to obtain from your bank or broker and then a virtual control number will be e-mailed to you.

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If you are a beneficial holder and want to attend the virtual Annual Meeting and not vote, you will need to provide proof of stock ownership (see “How Do I Demonstrate Proof of Stock Ownership?”).

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An e-mail will be sent with the link to attend the Annual Meeting.

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Two days prior to the meeting, you will receive the password that you will need in order to attend the virtual Annual Meeting.

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You will need the password in order to attend the virtual Annual Meeting.

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You will need your virtual control number to vote your shares during the virtual Annual Meeting.

Who can attend the Annual Meeting?
All of our common stockholders of record as of the close of business on July 13, 2020, the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting.
How Do I Attend the Annual Meeting?
If you have registered for the Annual Meeting at: https://viewproxy.com/gmre/2020/htype.asp, please refer back to your meeting invitation e-mail for your unique join link. Please click that link and use the password that was e-mailed to you two days prior to the meeting. This will give you access to the Global Medical REIT Inc. 2020 Annual Meeting.
Where Can I Find My Virtual Control Number?
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You first must register to attend the meeting at: https://viewproxy.com/gmre/2020/htype.asp.

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If you have indicated that you will be voting at the meeting, and you are a registered holder, your virtual control number is on your proxy card or Notice of Internet Availability.

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If you are a beneficial holder and want to vote at the meeting, you must upload a copy of your legal proxy which is obtained from your bank or broker and then a virtual control number will be e-mailed to you.

Who may vote?
You may vote if you were the record owner of shares of our common stock at the close of business on July 13, 2020, the record date for the Annual Meeting. Each share of our common stock owned as of the record date has one vote.
How do I vote?
There are four ways to vote, either by authorizing a proxy or voting at the Annual Meeting:
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During the Meeting.   See “How do I Vote During the Meeting?” below.

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Via the Internet.   You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability.

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By Phone.   You may vote by proxy via telephone by following the instructions provided in the Notice of Internet Availability.

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By Mail.   If you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card.

How Do I Vote During the Meeting?
During the Annual Meeting, please visit www.AALvote.com/GMRE in order to vote your shares during the meeting while the polls are open. You will need your Virtual Control Number in order to vote your shares.
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If you have indicated that you will be voting at the meeting, and you are a registered holder, your virtual control number is on your proxy card or Notice of Internet Availability.

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If you are a beneficial holder and want to vote at the meeting, you must upload a copy of your legal proxy which is obtained from your bank or broker and then a virtual control number will be e-mailed to you.

I Am Trying to Access the Meeting, But I Cannot Get In, Why?
Please be sure that you have already registered to attend the Annual Meeting. If your registration has been accepted and you still cannot access the meeting, be sure that you have downloaded the required software. If you are still having a problem, please e-mail VirtualMeeting@viewproxy.com.
What If I Hold Multiple Positions and Have Multiple Virtual Control Numbers?
You will only need the password to access the meeting, however you will need to use each virtual control number in order to vote each position.
What am I voting on?
Our Board of Directors is soliciting your vote for:
(1)
the election of nine directors (each to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualifies);

(2)
an advisory resolution to approve named executive officer (“NEO”) compensation;

(3)
the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020; and

(4)
any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

What are the Board of Directors’ recommendations?
Our Board of Directors recommends you vote:
(1)
“FOR” the election of each nominee named in this Proxy Statement (see Proposal No. 1);

(2)
“FOR” the resolution approving NEO compensation for 2019 (see Proposal No. 2);

(3)
“FOR” ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020 (see Proposal No. 3).

How many votes do I have?
You are entitled to one vote for each whole share of our common stock you held as of the close of business on July 13, 2020. Our stockholders do not have the right to cumulate their votes for directors.

How are proxies voted?
All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions. If no instructions are given in a duly authorized proxy, shares will be voted in accordance with the Board’s recommendations.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the vote at the Annual Meeting. You may authorize your proxy to vote again on a later date prior to the Annual Meeting via the Internet or phone (in which case only your latest Internet proxy or phone proxy submitted prior to the Annual Meeting will be counted) by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting virtually. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary prior to the Annual Meeting.
Will my shares be voted if I do not provide my proxy?
It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote virtually at the Annual Meeting.
Brokerage firms generally have the authority to vote customers’ non-voted shares on certain “routine” matters. If your shares are held in the name of the brokerage firm, the brokerage firm can vote your shares for the ratification of Deloitte as our registered independent public accounting firm for the year ending December 31, 2020 (Proposal No. 3) if you do not timely provide your voting instructions, because this matter is considered “routine” under the applicable rules. The other items (Proposals Nos. 1 and 2) are not considered “routine” and therefore may not be voted upon by your broker without instructions.
What constitutes a quorum for the Annual Meeting?
As of the close of business on the record date for the Annual Meeting, there were 46,251,935 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the votes entitled to be cast must be present in person, including virtually, or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote on the Internet or by phone, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. No business may be conducted at the Annual Meeting if a quorum is not present.
What vote is required to approve an item of business at the Annual Meeting?
Election of Directors (Proposal No. 1).   The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect a director. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for this proposal, although they will be considered present for the purpose of determining the presence of a quorum.
Advisory Vote on NEO Compensation (Proposal No. 2).   The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions and broker-non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal, although abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Ratification of the Appointment of Deloitte (Proposal No. 3).   The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote for this proposal, although abstentions will be considered present for the purpose of determining the presence of a quorum. Because brokers are entitled to vote on Proposal 3 without specific instructions from beneficial owners, there will be no broker non-votes on this matter.
Where can I find the voting results of the Annual Meeting?
The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four-business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.
How can a stockholder propose business to be brought before next year’s annual meeting?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, we must receive any stockholder proposals intended to be presented at our 2021 annual meeting of stockholders on or before March 26, 2021 for a proposal to be eligible to be included in the Proxy Statement and form of proxy to be distributed by the Board of Directors for that meeting. In addition, if you desire to otherwise present a stockholder proposal or director nomination before our 2021 annual meeting, you must comply with our bylaws, which require that you provide written notice of such proposal or nomination, as well as additional information set forth therein, no earlier than February 24, 2021 and no later than 5:00 p.m., Eastern Time, on March 26, 2021; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from September 2, 2021, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.
How are proxies solicited?
The costs and expenses of soliciting proxies from stockholders will be paid by the Company. Employees, officers and directors of the Company may solicit proxies. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common stock.

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors and Executive Officers
The following table provides information about the individuals nominated for election as directors at the Annual Meeting and our executive officers as of the date of this Proxy Statement.
Name	Age	Position
Jeffrey Busch	60	Chairman of the Board, Chief Executive Officer and President
Robert Kiernan	54	Chief Financial Officer and Treasurer
Jamie Barber	43	General Counsel and Secretary
Alfonzo Leon	44	Chief Investment Officer
Danica Holley	47	Chief Operating Officer
Allen Webb	52	Senior Vice President, SEC Reporting and Technical Accounting
Henry Cole†	75	Director
Matthew L. Cypher, Ph.D.†	43	Director
Zhang Jingguo	56	Director
Ronald Marston†	77	Director
Dr. Roscoe Moore†	75	Director
Zhang Huiqi	30	Director
Lori Wittman†	61	Director
Paula Crowley†	65	Director

†
This individual is independent in accordance with the listing standards of the New York Stock Exchange (“NYSE”).

Nominees for Election as Directors
The Board has set nine directors as the number to be elected at the Annual Meeting and has nominated the individuals named below. This section gives information about the nominees for election as directors: Mr. Jeffrey Busch, Mr. Henry Cole, Mr. Matthew L. Cypher, Ph.D., Mr. Zhang Jingguo, Mr. Ronald Marston, Dr. Roscoe Moore, Ms. Zhang Huiqi, Ms. Lori Wittman and Ms. Paula Crowley. Our Nominating and Corporate Governance Committee has recommended that each of these nominees be elected to the Board until the 2021 annual meeting of stockholders and until a successor shall be elected and shall qualify. Each of the nominees has agreed to serve as a director if elected.
Our bylaws provide that a majority of the entire Board may establish, increase or decrease the number of directors, provided that the number of directors may not be less than the minimum number required by the Maryland General Corporation Law, nor more than 15. The Board has established the current number of directors at nine. If a nominee is unavailable for election, proxy holders may vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.
The Board of Directors recommends a vote FOR the nominees.
BIOGRAPHICAL INFORMATION FOR NOMINEES FOR DIRECTOR
Jeffrey Busch.   Director since September 2014. Mr. Busch has been an active investor in the real estate industry since 1985. Mr. Busch also has served as Chairman and President of our Company from August 2015 to present and has served as Chief Executive Officer of our Company since August 2017. His experience includes developing numerous properties in various asset classes, owning and managing real estate in several states, including rental housing, and a wide variety of commercial real estate. Since 2001, Mr. Busch has also served as President of Safe Blood International Foundation, where he oversees the establishment of medical facilities in 35 developing nations, funded by the CDC and USAID, Exxon Mobil, and the Gates Foundation. Mr. Busch has had presidential appointments in two presidential administrations, one in the Department of Housing and Urban Affairs and the other at the United Nations in Geneva, where he served as a United States delegate. Prior to our Internalization (which is discussed in the “Compensation, Discussion and Analysis” section of this Proxy Statement, Mr. Busch served as President of Inter-American Management LLC, our former external advisor (“IAM” or our “Former Advisor”), as well as a Director since 2013 and was an owner of 15% of the outstanding common stock of Inter-American Group Holdings Inc. (“IAGH”), the parent company of IAM. Since October 2014, Mr. Busch has served as Chairman of the Board of American Housing REIT Inc., which was formerly managed by IAM. Mr. Busch served as a director of American Pacific Bankcorp, Inc. (APB) through February 2020. Mr. Busch also serves as the Chairman of the Board of Directors of Avant Diagnostics, Inc. (AVDX), a cancer diagnostics company, and the Chairman of the Board of Directors of OncBioMune Pharmaceuticals, Inc., a biotechnology company specializing in innovative cancer treatment therapies. Mr. Busch holds a B.A. from New York University in the Stern School of Business, a Masters of Public Administration from New York University, and a J.D. from Emory University.
The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Busch should serve as a director because of his significant experience with developing and managing real estate assets.
Henry Cole.   Lead Independent Director, director since August 2015, Chair of the Compensation Committee and member of the Audit Committee. In supporting the Company and its stockholders, Mr. Cole draws on over 40 years of successful executive management and implementation of health and medical programs involving innovations in technology, market development and service delivery. Mr. Cole serves as President of Global Development International, LLC, a position he has held since 2007. In this position he has provided development support, management and oversight for companies and varied program initiatives in medical and healthcare programs and products. This has included Instant Labs Medical Diagnostics, Inc. (molecular diagnostics, hospital based infections); MedPharm, Inc. (global and developing country hospital and clinic support); Global MD, Inc. (global physicians network); MPRC Group, LTD, Lebanon and US (medical equipment, medical system planning and support throughout the Middle East); Integrated Health Services LTD, India (health services planning for India); Karishma Health Care LTD, India (hospital medical systems software for India, US, Africa) and various others. Mr. Cole previously served from 2007-2010 as Vice President for Strategy at Camris International, Inc., with focus on technologies and services for infectious disease, for radiation diagnostics, and for pulmonary care. From 1981 to 2005 Mr. Cole served as President and Corporate Officer at Futures Group International and Futures Group Holdings. Under his direction, corporate programs expanded to offices in over 40 countries. At Futures, Mr. Cole oversaw programs that included policy, planning, services and facilities addressing public and private sector infectious disease response in over 35 countries. In addition, he was a founder and served as executive for a subsidiary for national health planning and services (Futures Group UK); for a subsidiary in US rehabilitation services providers (Futures Health Corps); and for a subsidiary in global medical equipment distribution (North Star Health). From 1971-1979 Mr. Cole was Director of Population Programs at the Center for Advanced Studies of General Electric. Earlier he served on the Faculty of Economics, Tulane University (1969 – 1972) and The US President’s Council of Economic Advisors as staff intern (1969 – 1970).
Mr. Cole has served on the boards of numerous organizations. Since June 2018, he has been a director of Avant Diagnostics, Inc. (AVDX), a cancer diagnostics company. Mr. Cole’s previous board positions have included: The Millennium Project from 1996 to 2006; the Futures Institute for Sustainable Development from 2001 to 2005; Foundation Against HIV and AIDS from 2007 to 2011; Kids Save International from 2006 to 2012; Triple Win International from 2008 to 2013; and others. He has worked in over 28 countries, with in-depth experience beyond the United States in Egypt, Turkey, Ghana, Cameroon, Kenya, Sudan, Sahelian Africa, Haiti, Trinidad, Bahamas, Philippines, China, Indonesia and India.
Mr. Cole holds a B.A. in Economics from Yale University and an MA as well as completed Ph.D. studies (ABD) in Political Economy, with written comprehensive exams and faculty oral exams completed, from The Johns Hopkins University.
Mr. Cole has a son who was an employee of our Former Advisor, and is now an employee of the Company, who performs operational management services for the Company.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Cole should serve as a director in recognition of his abilities to assist our Company in expanding its business and the contributions he can make to our strategic direction.
The Nominating and Corporate Governance also took into account that Mr. Cole is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE and that his financial expertise qualifies him to serve on our Audit Committee.
Matthew L. Cypher, Ph.D.   Director since March 2016. In July 2012, Dr. Cypher joined the faculty at Georgetown University’s McDonough School of Business as the director of the Real Estate Finance Initiative (since April 2015, the Steers Center for Global Real Estate). He serves as an Atara Kaufman Professor of Real Estate at both the graduate and undergraduate levels and tailors coursework to teach the Four Quadrants of the real estate capital markets — public, private, debt and equity. From 2005 to 2012, he served as a director at Invesco Real Estate where he was responsible for oversight of the underwriting group, which acquired $10.2 billion worth of institutional real estate during his leadership tenure. Dr. Cypher personally underwrote $1.5 billion of acquisitions culminating with the purchase of 230 Park Avenue in New York, which Invesco acquired on behalf of its client capital in June 2011. He also oversaw the valuations group, which marked to market Invesco’s more than $13 billion North American portfolio, and served as a member of the firm’s investment committee and investment strategy group. He has held positions as an Adjunct Professor at Southern Methodist University and a Visiting Professor at University of Texas at Arlington.
Dr. Cypher holds a B.A. from Penn State University and a Masters and a Ph.D. from Texas A&M University.
The Nominating and Corporate Governance Committee of our Board has concluded that Dr. Cypher should serve as a director because of his extensive knowledge in real estate.
Zhang Jingguo.   Director since August 2015. Mr. Zhang has approximately 20 years of experience in real estate development in China. Mr. Zhang currently serves as the Chairman, Chief Executive Officer and Executive Director of Zensun Enterprises Limited (formerly ZH International Holdings, Ltd), which is a beneficial owner of more than five percent of the outstanding shares of our common stock and, prior to the Internalization, holder of 85% of the outstanding shares of common stock of IAGH. From 2015 until the Internalization, Mr. Zhang also was a director of IAGH. Mr. Zhang is currently a Non-Executive Director of Bank of Zhengzhou Co. Ltd., whose shares are listed on the Shenzhen Stock Exchange (Stock Code:002936) and on the Main Board of The Stock Exchange of Hong Kong Limited (Stock Code:6196), and an Executive Director and the Chairman of Zanyu Technology Group Co. Ltd., a listed company on the Shenzhen Stock Exchange (Stock Code:002637). He also serves as Senior Consultant of Henan Real Estate Chamber of Commerce (October 2016 until present), Vice-President of Industry & Commerce Association of the Henan Province (July 2012 until present), as a graduate tutor of Zhengzhou University (May 2011 until present) and as a member of the Henan Provincial Committee of Chinese People’s Political Consultative Conference (2012 until present). From 1995 to 2001, he worked at Xingye Real Estate as general manager, where he was responsible for its overall operations. Mr. Zhang co-founded Henan Zensun Real Estate Co., Ltd., one of the top 100 property development companies in China. From 1983 to 1995, Mr. Zhang held various positions at the then Light Industry Bureau of Henan Province, the governmental authority in charge of the light industry in the Henan Province and its associated collectively-owned enterprises. During the years of 2015, 2016 and 2017, Mr. Zhang was named “Outstanding Real Estate Developer of Henan Province” by Real Estate Association of Henan Province. Mr. Zhang is the father of Zhang Huiqi.
Mr. Zhang received a Bachelor’s degree in physics from Zhengzhou University in July 1983 and an Executive MBA degree from Guanghua School of Management, Peking University in July 2013. Mr. Zhang received his senior engineer qualification from the People’s Government of Henan Province. In May 2012, he received his first-class construction engineer qualification from the Ministry of Housing and Urban-Rural Development. Mr. Zhang is also currently a delegate of the 13th Henan Provincial People’s Congress (January 2018 until present).
The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Zhang should serve as a director in recognition of his abilities to assist our Company in expanding its business and the contributions he can make to our strategic direction.

Ronald Marston.   Director since August 2015. Mr. Marston has more than 40 years of experience in international healthcare and is known as an international authority on healthcare systems and trends. In 1973, Mr. Marston joined HCA International (now Health Care Corporation of America), a subsidiary of Hospital Corporation of America and was employed there through 1990. In 1980 he was promoted to CEO & Chairman HCA United Kingdom. In 1987, he was promoted to President and CEO of HCA International with responsibility for all development and operations internationally. Under Mr. Marston’s leadership, HCA International grew to include 10 hospitals and seven nursing homes in the United Kingdom; 10 hospitals in Australia; five hospitals and 55 clinics in Central and South America; a management contract for the restructuring of the Singapore General Hospital; a commissioning and management contract for the King Fahad National Guard Hospital in Riyadh, Saudi Arabia; and the longest standing recruitment contract in Saudi Arabia. Hospital Corporation of America sold HCA International in 1989 after the company elected to go private. After the sale, Mr. Marston and his management team acquired certain assets and management contracts and he became the founder, Chairman, and CEO of the resulting privately held company, Health Care Corporation of America, doing business as HCCA International, where he was CEO and President, positions he held until 2010. He sold his interest in HCCA International in 2010 and then started two companies of his own, Southern Manor Living Centers LLC and HCCA Management Company. Mr. Marston was the founder and served as CEO of Southern Manor Living Centers LLC, three assisted living facilities in Tennessee (which he sold in November 2019), and HCCA Management Company, where he is Founder and CEO doing business in the international healthcare industry.
Mr. Marston’s previous experience was with Vanderbilt University Medical Center from 1968 to 1973. Prior to joining Vanderbilt, he was responsible for the training and administration of the 400 bed, Twelfth Evacuation Hospital located in Cu Chi, Republic of Vietnam and a graduate of the airborne school in Fort Benning, GA. Mr. Marston holds a B.A. from Tennessee Technological University; a Certificate in Healthcare Administration from the Academy of Health Service; and a Ph.D. in Management from California Western University.
The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Marston should serve as a director in recognition of his abilities to assist our Company in expanding its business and the contributions he can make to our strategic direction.
The Nominating and Corporate Governance also took into account that Mr. Marston is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE and that his financial expertise qualifies him to serve on our Audit Committee.
Dr. Roscoe Moore.   Director since August 2015. Until his retirement in 2003, Dr. Roscoe M. Moore, Jr. served with the United States Department of Health and Human Services (“HHS”) and was responsible for the last twelve years of his career for global development support within the Office of the Secretary, HHS, with primary emphasis on Continental Africa and other less-developed countries. Dr. Moore was a career officer within the Commissioned Corps of the United States Public Health Service entering with the U.S. National Institutes of Health and rising to the rank of Assistant United States Surgeon General within the Immediate Office of the Secretary, HHS. Dr. Moore served as an Epidemic Intelligence Service Officer with the U.S. Centers for Disease Control and Prevention (“CDC”). He was with the Center for Veterinary Medicine, U.S. Food and Drug Administration, before becoming Senior Epidemiologist within the National Institute for Occupational Safety and Health, CDC. Dr. Moore has conducted clinical research on infectious diseases, has evaluated the safety and effectiveness of medical devices, and has conducted relevant epidemiological research on the utilization experience and human health effects of medical devices and radiation.
Dr. Moore served on the Fogarty International Center Advisory Board of Directors, NIH from 2009 to 2013. He served on the Alumni Board of Directors, School of Public Health, University of Michigan from 1987 to 1993. Dr. Moore served on the Dean’s Alumni Council, Bloomberg School of Public Health, at Johns Hopkins University from 1998 to 2002. He has also served as an Affiliate Associate Professor of Environmental Health for the University of Washington, Seattle from 1994 to 2003 and as an Adjunct Professor of Epidemiology, for the Medical University of Southern Africa, Pretoria, South Africa from 1999 to 2002. He served on the Board of Directors for the Africa Center for Health and Human Security, at

George Washington University from 2006 to 2009. Dr. Moore served as an Adjunct Professor of Epidemiology, at University of Hanoi, Vietnam from 1999 to 2002. Dr. Moore is the Founder and President of PH RockWood Corporation, which is focused on the prevention, treatment and control of infectious diseases worldwide. Dr. Moore has served on the Board of Directors for Biodefense Gamma LLC since 2009, a company that specializes in purified gamma globulin therapy for a number of infectious diseases. Dr. Moore serves on the Board of Trustees for Friends of the University of Stellenbosch Foundation, a position he has held since 2005, the Board of Directors for the Safe Blood for China Foundation, a position he has held since 2004, and the Board of Directors for Constituency for Africa since 2004, and served as its Interim Chairman. Dr. Moore currently serves on the Board of Directors of Immune Therapeutics (OTC: IMUN), a position he has held since 2018. Dr. Moore currently serves on the Board of Advisors for the Institute of Human Virology, School of Medicine, University of Maryland, and the Board of Directors for the Global Virus Network since September 2019.
Dr. Moore served as Chairperson for the Washington Suburban Sanitation Commission (2011-2012) which has an annual budget of $1.7 billion. Dr. Moore served as Commissioner for the Maryland Health Care Commission, appointed by the Governor of Maryland in 2008. Dr. Moore received his B.S. and Doctor of Veterinary Medicine degrees from Tuskegee Institute; his Masters of Public Health degree in Epidemiology from the University of Michigan; and his Ph.D. in Epidemiology from the Johns Hopkins University.
The Nominating and Corporate Governance Committee of our Board has concluded that Dr. Moore should serve as a director in recognition of his abilities to assist our Company in expanding its business and the contributions he can make to our strategic direction.
Zhang Huiqi.   Director since March 2016. Ms. Zhang is currently a Non-Executive Director of Xingye Wulian Service Group Co. Ltd., whose shares are listed on the Main Board of The Stock Exchange of Hong Kong Limited (Stock Code:9916), and the supervisor for Henan Hongguang Real Estate Limited, a company primarily engaged in property development in China, and Henan Zensun Corporate Development Group Company Limited, a company mainly engaged in investment of city infrastructure and related public facilities, finance, commerce, tourism, culture, hotel and agriculture, as well as providing consulting services in investment management, asset management and business administration. She has held such supervisory position since January 2013 for Henan Hongguang Real Estate Limited and September 2013 for Henan Zensun Corporate Development Company Limited. These companies are controlled by Mr. Zhang Jingguo. Ms. Zhang is the daughter of Mr. Zhang Jingguo.
Prior to Heng Hongguang Real Estate Limited and Henan Zensun Corporate Development Company Limited, Ms. Zhang was a full-time student. Ms. Zhang graduated from the University College London and obtained a Master of Science in Project and Enterprise Management in 2015. She holds a Master of Science in Management from the University of Leicester (2013) and a Bachelor of Management in Business Administration (Information Management and Information Systems) from Beijing Forestry University (2011).
The Nominating and Corporate Governance Committee of our Board has concluded that Ms. Zhang should serve as a director because of her knowledge in real estate and property development.
Lori Wittman.   Director since May 2018. Ms. Wittman has extensive experience in the real estate development industry and until February 2020 was the Executive Vice President and Chief Financial Officer of Big Rock Partners Acquisition Corp., a “blank check” company (“Big Rock Partners”) and remains an advisor to Big Rock Partners. From August 2015 through August 2017, Ms. Wittman served as the Executive Vice President and Chief Financial Officer of Care Capital Properties, Inc. (“CCP”), a public real estate investment trust (“REIT”) that was spun off in 2015 from Ventas, Inc. (“Ventas”), a publicly-held REIT that owns over 1,600 healthcare properties across the United States and Canada. CCP was a healthcare REIT with a diversified portfolio of triple-net leased properties focused on the post-acute sector. CCP was merged into Sabra Healthcare in August of 2017. Prior to serving at CCP, Ms. Wittman was the Senior Vice President of Capital Markets & Investor Relations for Ventas. During her tenure at Ventas, Ms. Wittman had oversight responsibilities for all capital market, investor relations and marketing activities and oversaw the corporate analyst team responsible for the corporate earnings model. From 2006 through 2011, Ms. Wittman was Chief Financial Officer & Managing Principal for Big Rock Partners, LLC, a real estate private equity firm focused on generating returns through development and redevelopment, where she led all capital markets, accounting and investor activities.
Ms. Wittman has also served in various capacities for General Growth Properties, Heitman Financial and Homart Development Company, all entities involved in the investment and/or development of real estate. Ms. Wittman also served on the Board of Directors and as Head of the Audit Committee of Green Realty Trust, Inc. Ms. Wittman serves as a Director of IMH Financial (“IMH”), a member of IMH’s Audit Committee and as Chairperson of the Compensation Committee of IMH’s Board of Directors. In 2019, Ms. Wittman joined the boards of Freehold Properties and NETSTREIT Corp., and she chairs the audit committees of both companies. Ms. Wittman received her MBA with a concentration in Finance and Accounting from the University of Chicago, and her Masters in City Planning in Housing and Real Estate Finance from the University of Pennsylvania.
The Nominating and Corporate Governance Committee of our Board has concluded that Ms. Wittman should serve as a director because of her thorough knowledge of finance, accounting, capital markets, taxes, control systems and her experience in the public healthcare REIT sector.
The Nominating and Corporate Governance also took into account that Ms. Wittman is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE, that her financial expertise qualifies her to serve on our Audit Committee, and that she is an “audit committee financial expert.”
Paula Crowley. Director since June 2018. Ms. Crowley has over 40 years of real estate experience and has worked with Anchor Health Properties (“Anchor”), which she co-founded in 1987 and served as Chief Executive Officer until October 2015, when Anchor was sold to Brinkman Management and Development. Since October 2015, Ms. Crowley has continued to be involved with Anchor, serving as its Chairman from October 2015 through November 2017 and as its Chair Emeritus since November 2017. Anchor is a national full-service real estate development, management and investment company that focuses on healthcare properties. Prior to Anchor, Ms. Crowley spent eight years as Development Director with The Rouse Company of Columbia, Maryland, where she was responsible for the development of urban retail projects.
Ms. Crowley served as Chair of the Board of the High Companies in Lancaster, Pennsylvania through October 2019, as well as Chair of the Board of Women’s Way, a not-for-profit organization based in Philadelphia, Pennsylvania. As of February 2020, Ms. Crowley was appointed Chair of the Board of the Kaiserman Company in Philadelphia. Ms. Crowley is an adjunct professor at the MBA program at Villanova University in the Finance Department.
Ms. Crowley received a BA from Middlebury College, a Masters in City Planning from the University of Pennsylvania and an MBA from the University of Pennsylvania Wharton School.
The Nominating and Corporate Governance Committee of our Board has concluded that Ms. Crowley should serve as a director because of her thorough knowledge of healthcare real estate and her experience running a healthcare company.
The Nominating and Corporate Governance also took into account that Ms. Crowley is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE, that her financial expertise qualifies her to serve on our Audit Committee.
BIOGRAPHICAL INFORMATION FOR EXECUTIVE OFFICERS
Our executive officers are Jeffrey Busch, our Chief Executive Officer, President and Chairman of our Board of Directors; Robert Kiernan, our Chief Financial Officer and Treasurer; Alfonzo Leon, our Chief Investment Officer; Danica Holley, our Chief Operating Officer; Jamie Barber, our General Counsel and Secretary; and Allen Webb, our Senior Vice President, SEC Reporting and Technical Accounting. Because Mr. Busch is also a director of the Company, we have provided his biographical information above.
Robert Kiernan.   Mr. Kiernan joined the Company as our Chief Financial Officer and Treasurer in August 2017. Mr. Kiernan has more than 30 years of experience in financial accounting, reporting and management. Prior to joining our Company, Mr. Kiernan served as the Senior Vice President, Controller and Chief Accounting Officer of FBR & Co. (“FBR” NASDAQ: FBRC) commencing in October 2007 and in a similar role for Arlington Asset Investment Corp. (“Arlington Asset” NYSE: AI) commencing in April 2003. Prior to joining Arlington Asset, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young.
Mr. Kiernan holds a Bachelor of Science in Accounting, Mount St. Mary’s University, Cum Laude (1987) and is a member of the American Institute of Certified Public Accountants.
Alfonzo Leon.   Mr. Leon joined the Company in August 2014 and has served as Chief Investment Officer since July 1, 2015. Mr. Leon is a real estate finance executive with 19 years of acquisition and capital markets experience working on behalf of institutional investors, real estate developers, and healthcare operators. Prior to joining our Company, Mr. Leon was a Senior Vice President with Cain Brothers & Company, a boutique healthcare investment banking firm based out of New York and San Francisco, in their real estate M&A and capital markets group. Mr. Leon joined Cain Brothers in 2005 and completed $2 billion in real estate transactions with leading clients across the healthcare spectrum including health systems, multi-specialty physician groups, senior housing operators, non-traded and NYSE-listed REITs, healthcare developers, and private equity funds. Prior to Cain Brothers, Mr. Leon was an associate with LaSalle Investment Management, an international investment advisor firm, in their North American acquisition group. Mr. Leon joined LaSalle in 2000 and acquired $800 million in multi-family, office, medical office, and industrial property on behalf of institutional investors that include the nation’s largest pension funds and college endowments and a number of sovereign wealth funds. LaSalle Investment Management is a subsidiary of global consultancy firm Jones Lang LaSalle (NYSE: JLL).
Mr. Leon’s experience includes managing commercial real estate transactions ranging from $5 million to $500 million, raising capital for real estate developers, structuring joint ventures between developers and investors, completing portfolio investment sales to healthcare REITs, structuring sale-leasebacks for physician groups, acquisitions and dispositions for separate and commingled funds, corporate real estate M&A, structuring credit tenant lease financing for investment grade health systems, and strategic real estate advisory for health systems. Mr. Leon’s property type expertise within the healthcare sector includes medical office, outpatient facilities, surgical facilities, post-acute facilities, senior housing, and hospitals. Mr. Leon received his Master’s degree in real estate finance from the Massachusetts Institutes of Technology and his B.S. in Architecture from the University of Virginia.
Danica Holley.   Ms. Holley has served as our Chief Operating Officer since March 2016. Ms. Holley’s business development and management experience spans more than 19 years with an emphasis on working in an international environment. She has extensive experience in international program management, government procurement, and global business roll-outs and start-ups. As Executive Director for Safe Blood International Foundation, from April 15, 2008 to present, she oversaw national health initiatives in Africa and Asia, including an Ebola response project. Ms. Holley has held management positions as the Director of Strategy, Corporate Business Development for WorldSpace, Inc. from 1997 to 2000, Director of Marketing for Corporate and Business at ISI Professional Services from 2000 to 2001, and Director of Administration at Tanzus Development from 1996 to 1997 and SK&I Architectural Design Group, LLC from 2003 to 2007. Ms. Holley has more than a decade of experience managing multinational teams for complex service delivery across disciplines.
Ms. Holley received a B.S.F.S. from the Edmund Walsh School of Foreign Service at Georgetown University in International Law, Politics and Organization, an African Studies Certificate and Arabic Proficiency (May 1994). Ms. Holley studied International Organization at the School for International Training, Brattleboro, Vermont and Rabat, Morocco (January – June 1993). Ms. Holley is an ICF certified executive leadership coach and an alumna of Georgetown University’s Graduate Leadership Coaching Program (September 2010).
Jamie Barber.   Mr. Barber joined our Company as General Counsel and Secretary in May 2017. Prior to joining our Company, from July 2012 to May 2017, Mr. Barber was Associate General Counsel at FBR, where he assisted with SEC compliance and corporate governance matters and was primary counsel for FBR’s investment banking operations. From August 2004 to June 2012 Mr. Barber served as an Associate and Senior Associate — Real Estate Capital Markets at Hunton Andrews Kurth LLP (formerly Hunton & Williams LLP), where he represented public REITs in conjunction with their SEC compliance requirements, corporate governance matters and offerings of equity and debt and merger and acquisition transactions. From September 2003 to August 2004 Mr. Barber served as an Associate at Sullivan & Cromwell LLP, where he represented issuers and underwriters in public and private offerings of equity and debt securities.
Mr. Barber received his Juris Doctor degree from Hofstra University School of Law in 2003. In 1999, he received his Bachelor of Science, Accounting and Finance, from Indiana University.
Allen Webb.   Mr. Webb joined the Company in December 2014 and has served as Senior Vice President, SEC Reporting and Technical Accounting since October 2015. Mr. Webb was appointed by the Company’s Board of Directors as an officer of the Company effective June 8, 2016 and was appointed as an officer of our Former Advisor on December 1, 2016. Mr. Webb has more than 25 years of experience in SEC reporting and technical accounting within multiple industries, including real estate, healthcare, oil and gas, government contracting, and public utilities. From June 2014 to November 2014, Mr. Webb was an independent consultant. From December 2012 to May 2014, Mr. Webb worked at Empire Petroleum Partners, LLC, one of the largest and most geographically diversified wholesale distributors of motor fuel in the United States. At Empire, Mr. Webb served as Director of Financial Reporting from December 2012 to May 2013 and was promoted to Vice President and Corporate Controller from June 2013 to May 2014. Mr. Webb was an independent consultant during October and November of 2012 before joining Empire. Mr. Webb was the Director of SEC Reporting and Technical Accounting at Versar, Inc. (NYSE: VSR), a global project management company providing support to federal, state, and local clients worldwide from August 2011 to September 2012. From January 2011 to August 2011, Mr. Webb was an independent consultant. Prior to this, he served as the Director of Accounting at Coventry Health Care, Inc., which was acquired by Aetna (NYSE: AET) in 2013. Mr. Webb joined Coventry in April 2008. Prior to joining Coventry, Mr. Webb was the Assistant Controller for Pepco Holdings, Inc., which merged with Exelon (NYSE: EXC) in 2016. Mr. Webb joined Pepco Holdings in August 1998. Prior to joining Pepco Holdings, Mr. Webb joined the real estate industry group within the SEC’s Division of Corporation Finance in March 1997 and joined Arthur Andersen in September 1990 where he served as the engagement manager on several REIT initial public offering engagements. Mr. Webb is a Certified Public Accountant in the state of Maryland.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below describes the beneficial ownership of shares of our common stock as of June 30, 2020 for:
•
each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•
each director and each NEO; and

•
our directors and NEOs as a group.

Except as noted in the footnotes, each person named in the following table directly owns our common stock and has sole voting and investment power. Unless otherwise indicated, the address of each named person is c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, Maryland 20814. As of June 30, 2020, no shares beneficially owned by any executive officer, director or director nominee have been pledged as security for a loan.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares(2)
5% Beneficial Owners
The Vanguard Group	4,290,304(3)	9.3%
Zensun Enterprises Limited	3,715,611(4)	8.0%
BlackRock, Inc.	2,602,565(5)	5.6%
Executive Officers and Directors
Jeffrey Busch	220,687(6)	*
Robert Kiernan	51,434(7)	*
Alfonzo Leon	86,123(8)	*
Allen Webb	67,262(9)	*
Jamie Barber	50,149(10)	*
Zhang Jingguo	3,715,611(11)	8.0%
Zhang Huiqi	3,745,611(12)	8.1%
Henry Cole	19,575(13)	*
Ronald Marston	18,960(14)	*
Matthew L. Cypher, Ph. D	13,130(15)	*
Dr. Roscoe Moore	7,185(16)	*
Lori Wittman	7,185(17)	*
Paula Crowley	7,185(18)	*
All executive officers and directors as a group (14 people)	4,355,726	9.4%

(1)
Includes the total number of shares of common stock issuable upon redemption of operating partnership units (“OP Units”) and long-term incentive plan units (“LTIP Units”) in Global Medical REIT L.P., the Operating Partnership. Subject to certain restrictions, LTIP Units are convertible into an equivalent number of OP Units. OP Units are redeemable by the holder for cash or, at the Company’s option, an equivalent number of shares of common stock.

(2)
The total number of shares of common stock outstanding used in calculating the percentage ownership of each person assumes that the LTIP Units held by such person, directly or indirectly, are redeemed for shares of common stock and none of the LTIP Units held by other persons are redeemed for shares of common stock, notwithstanding that not all of the LTIP Units have vested to date.

(3)
Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 28, 2020. These securities are owned by Vanguard directly or through wholly owned subsidiaries of Vanguard. Vanguard has sole voting power with respect to 34,230 shares of common stock and sole dispositive power with respect to 4,199,329 shares of common stock. Vanguard lists its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)
Huang Yanping, spouse of Zhang Jingguo, is the sole settlor, protector and one of the beneficiaries of the Superior Glory Enterprises Trust (Zhang Huiqi is the other beneficiary), which, through a number of wholly-owned subsidiaries, is the sole parent of Joy Town, Inc. Joy Town, Inc. is the controlling stockholder of Zensun Enterprises Limited. Huang Yanping and Zhang Huiqi have shared voting and dispositive control over securities held by Zensun Enterprises Limited. The information reported in the table above is based on a Schedule 13D filed with the SEC on January 10, 2019 by Huang Yanping. The principal address of Huang Yanping is East No. 38, Floor 3, East Unit 5, Building 2, East Yard No. 9 Jinshui District, Zhengzhou, Henan Province, China. Zensun Enterprises Limited was, prior to the Internalization, the 85% owner of our Former Advisor.

(5)
Based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 7, 2020. These securities are owned by BlackRock directly or through wholly owned subsidiaries of BlackRock. BlackRock has sole voting power with respect to 2,548,452 shares of common stock and sole dispositive power with respect to 2,602,565 shares of common stock. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055.

(6)
Includes 28,740 shares of common stock and 191,947 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(7)
Includes 51,434 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one- for-one basis subject to certain conditions.

(8)
Includes 86,123 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one- for-one basis subject to certain conditions.

(9)
Includes 67,262 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one- for-one basis subject to certain conditions.

(10)
Includes 50,149 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one- for-one basis subject to certain conditions.

(11)
The amount beneficially owned by Mr. Zhang consists of 3,715,611 shares owned by Zensun Enterprises Limited as of June 30, 2020. Huang Yanping, spouse of Mr. Zhang, is the sole settlor, protector and one of the beneficiaries of the Superior Glory Enterprises Trust (Zhang Huiqi is the other beneficiary), which, through a number of wholly-owned subsidiaries, is the sole parent of Joy Town, Inc. Joy Town, Inc. is the controlling stockholder of Zensun Enterprises Limited. Huang Yanping has sole voting and dispositive control over securities held by Zensun Enterprises Limited. The information reported in the table above is based on a Schedule 13D filed with the SEC on January 10, 2019 by Huang Yangping. The principal address of Huang Yanping is East No. 38, Floor 3, East Unit 5, Building 2, East Yard No. 9 Jinshui District, Zhengzhou, Henan Province, China. Zensun Enterprises Limited was, prior to the Internalization, the 85% owner of our Former Advisor.

(12)
The amount beneficially owned by Ms. Zhang consists of 3,715,611 shares owned by Zensun Enterprises Limited as of June 30, 2020. Ms. Zhang is one of the beneficiaries of the Superior Glory Enterprises Trust, which, through a number of wholly owned subsidiaries, is the sole parent of Joy Town, Inc. Joy Town, Inc. is the controlling stockholder of Zensun Enterprises Limited. Huang Yanping has sole voting and dispositive control over securities held by Zensun Enterprises Limited. The information reported in the table above is based on a Schedule 13D filed with the SEC on January 10, 2019 by Huang Yangping. Also includes 30,000 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions. The principal address of Huang Yanping is East No. 38, Floor 3, East Unit 5, Building 2, East Yard No. 9 Jinshui District, Zhengzhou, Henan Province, China.

(13)
Includes 6,445 shares of common stock and 13,130 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(14)
Includes 5,830 shares of common stock and 13,130 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(15)
Includes 13,130 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(16)
Includes 7,185 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(17)
Includes 7,185 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(18)
Includes 7,185 vested (and that are due to vest within 60 days from June 30, 2020) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

CORPORATE GOVERNANCE
Board and Annual Stockholders’ Meetings
The Board of Directors meets regularly to review significant developments affecting us and to act on matters requiring its approval. The Board held 10 meetings in 2019. All of the Company’s directors serving at the time of the 2019 annual meeting attended the 2019 annual meeting. Our corporate governance guidelines provide that all Board members are expected to attend our annual meeting of stockholders. In 2019 no director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors and of the committees upon which they served during 2019.
Committees of the Board of Directors
The Board of Directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. A current copy of each committee’s charter is available on our website at www.globalmedicalreit.com.
Audit Committee.   Our Audit Committee currently consists of four of our independent directors, Ms. Wittman, Ms. Crowley and Messrs. Marston and Cole. Ms. Wittman has been appointed to serve as the chair of the Audit Committee. Each of these members has been determined to be “independent” within the meaning of the applicable standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. In addition, each of these members meets the financial literacy requirements for audit committee membership under applicable standards of the NYSE and the rules and regulations of the SEC. Our Board has determined that Ms. Wittman is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K. No member of the Audit Committee serves on the audit committee of more than three public companies.
The Audit Committee held five meetings in 2019. The primary purpose of the Audit Committee is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries, including, without limitation, assisting the Board’s oversight of  (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function.
Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee currently consists of three of our independent directors, Messrs. Marston, Moore and Cypher. Mr. Marston has been appointed to serve as the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the NYSE.
The Nominating and Corporate Governance Committee held two meetings in 2019. The primary purpose of the Nominating and Corporate Governance Committee is to identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and to oversee the evaluation of the Board and the Company’s management.
Compensation Committee.   Our Compensation Committee currently consists of three of our independent directors, Mr. Cole, Ms. Wittman and Dr. Moore. Mr. Cole has been appointed to serve as the chair of the Compensation Committee. Our Board has determined that each member of the Compensation Committee is “independent” within the meaning of the applicable standards of the NYSE. Each member of the Compensation Committee qualifies as an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.
The Compensation Committee held four meetings in 2019. The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to (i) compensation by the Company of the Company’s directors and officers, (ii) review, approval and administration of compensation plans and programs and other benefit plans (the “Plans”), and (iii) compensation of our Former Advisor. Prior to July 9, 2020, we were externally advised by IAM and did not pay any cash compensation to our executive officers. Instead, our executive officers’ cash compensation was paid by IAM. The Compensation Committee and Board did not have input regarding such cash compensation. The Compensation Committee has overall responsibility for evaluating and recommending changes to the director and officer compensation plans, policies and programs of the Company and approving and recommending to the Board for its approval awards under the Plans and amendments to the Plans. The Compensation Committee has the authority to retain legal, accounting and other advisors as it determines necessary to carry out its functions. In 2019, the Compensation Committee retained an independent compensation consultant, FTI Consulting, Inc. (“FTI”), to review the compensation program for our independent directors and the equity-based compensation program for our officers and key employees of our Former Advisor who perform services for us and to assist the Compensation Committee in developing a new 2020 annual and long-term performance-based equity compensation program for our officers and key employees of our Former Advisor who perform services for us.
Code of Business Conduct and Ethics
The Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees when such individuals are acting for or on our behalf. A current copy of the Code of Business Conduct and Ethics can be found on our website at www.globalmedicalreit.com. Any waiver of the Code of Business Conduct and Ethics may be made only by the Board of Directors or a committee of the Board of Directors and will be promptly disclosed to stockholders in accordance with applicable SEC rules and applicable standards of the NYSE.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which provide the framework for our governance and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. A current copy of the Corporate Governance Guidelines can be found on our website at www.globalmedicalreit.com.
Board Equity Ownership Policy
All independent directors receive a certain portion of their compensation in LTIP Units to align the interests of the Board with those of the Company’s stockholders. Our Board Equity Ownership Policy states that by March 5, 2024, subject to certain exemptions, each director must retain at least a number of LTIP Units equal to three times the director’s annual cash retainer.
Availability of Corporate Governance Materials
Stockholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee, our Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.globalmedicalreit.com and these documents are available in print to any stockholder upon request in writing to Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, MD 20814, Attention: Chief Operating Officer. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.
Board Leadership Structure
The Board has the authority to select the leadership structure it considers appropriate for us. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our current leadership structure consists of a combined Chairman of the Board and Chief Executive Officer position, a Lead Independent Director, an active and involved Board of Directors, a majority of whom are independent, and Board committees chaired by independent directors. The Board does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and the Board believes that flexibility on this point best serves our Company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time. On August 20, 2017, the Board appointed Mr. Busch, who was serving as Chairman and President of the Company, as Chairman, Chief Executive Officer and President of the Company. This created a unified leadership structure with Mr. Busch executing the strategic direction set by our entire Board. We believe the strength of our Lead Independent Director position, as well as the oversight exercised by the independent members of our Board of Directors through the work of the committees of the Board of Directors discussed above, makes this the best board leadership structure for us at this time.
Lead Independent Director
Mr. Cole serves as our Lead Independent Director. Our Lead Independent Director is responsible for presiding over executive sessions of the independent directors. Our Lead Independent Director also may facilitate communication by the non-management directors with the Chairman of the Board and management, although all directors have access to management of our Company.
Board’s Role in Risk Oversight
The Board provides oversight of our risk management processes. Management identifies and prioritizes material risks, and each prioritized risk is referred to a Board committee or the full Board for oversight. For example, financial risks are referred to the Audit Committee. The Board regularly reviews information regarding our properties, loans, operations, information technology, liquidity and capital resources. The Board informally reviews the risks associated with these items at each quarterly Board meeting and at other Board meetings as deemed appropriate.
The Board believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer and, as appropriate, to our Board or relevant committee thereof; (3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board’s decision-making.
Corporate Sustainability
We are dedicated to giving back to our community and are committed to the highest standards of ethics, integrity, and corporate governance. Some highlights of our corporate sustainability endeavors through the date of this Proxy Statement include the following:
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Through the organization Friends of Sligo Creek, we participated in the preservation of Sligo Creek Park by spending a day removing non-native invasive plants from the park.

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We donated $2,500 to the Maryland Special Olympics through its Over-the-Edge event. This donation helped finance the cost of the event, with every dollar raised through the event going to sports programming costs, allowing thousands of athletes to participate free of charge.

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We teamed up with United Way for a “Ready, Pack Go” event, whereby we donated $2,250 and assembled hygiene supply kits for students in need at Loiderman Middle School in Silver Spring, Maryland .

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Our Board consists of three female members (33%) and we have been recognized as a Women on Boards “W” Winning Company for our commitment to board diversity.

Report of the Audit Committee
Our Audit Committee operates under a written charter adopted by the Board. Our Audit Committee is responsible for providing oversight of the independent audit process and the independent auditors, reviewing our financial statements and the financial statements of our subsidiaries and discussing them with management and the independent auditors, reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our internal accounting and disclosure controls and procedures, and providing oversight of legal and regulatory compliance and ethics programs. The Audit Committee communicates regularly with our management, including our Chief Financial Officer, our internal auditors and with our independent auditors. The Audit Committee is also responsible for conducting an appropriate review of and pre-approving all related person transactions in accordance with applicable standards of the NYSE and evaluating the effectiveness of the Audit Committee charter at least annually.
To comply with the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted a policy that pre-approves specified audit and tax-related services to be provided by our independent auditors. The policy forbids our independent auditors from providing the services enumerated in Section 201(a) of the Sarbanes-Oxley Act.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews our quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles (“GAAP”).
When our audited consolidated balance sheets as of December 31, 2019, and the related consolidated statements of operations, equity and cash flows for the year then ended, were prepared and included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our independent registered public accounting firm was Deloitte. The Audit Committee reviewed and discussed the audited financial statements with management and discussed with Deloitte those matters required to be discussed by Deloitte with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including the Statement on Auditing Standards No. 1301, as amended. The Audit Committee received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with representatives of Deloitte their independence from the Company and our management. The Audit Committee reported its findings to our Board of Directors.
Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. A copy of our Annual Report on Form 10-K is available on our website at www.globalmedicalreit.com and through the SEC’s Edgar database at www.sec.gov.
The Audit Committee’s report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and it shall not be deemed filed under such acts.
Lori Wittman, Chair
Paula Crowley
Henry Cole
Ronald Marston
Nominations of Directors
Pursuant to its charter, the responsibilities of the Nominating and Corporate Governance Committee include evaluating and recommending to the full Board of Directors the director nominee or nominees to stand for election at our annual meetings of stockholders or for election by the Board of Directors to fill vacancies on the Board of Directors. Although the committee is authorized to retain search firms and to compensate them for their services, it has not elected to do so to date.
The Nominating and Corporate Governance Committee examines each director nominee on a case-by-case basis regardless of who recommends the nominee. In considering whether to recommend any particular candidate as a nominee for election as a director, the committee considers the following criteria, among others: experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. The committee does not assign specific weight to particular criteria, and no particular criterion is a prerequisite for any prospective nominee. Although we have no policy regarding diversity, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.
In addition to the qualification criteria above, the Nominating and Corporate Governance Committee also takes into account whether a potential director nominee qualifies as an “audit committee financial expert” as the SEC defines that term, and whether the potential director nominee would qualify as an “independent” director under the applicable standards of the NYSE.
The Nominating and Corporate Governance Committee evaluated our Board’s nominees in light of the above criteria and recommended to the Board that they be nominated for election as directors at the Annual Meeting. Our Board approved that recommendation.
The Nominating and Corporate Governance Committee will consider persons recommended by stockholders to become nominees for election as directors, provided that those recommendations are submitted in writing to our Corporate Secretary specifying the nominee’s name and qualifications for Board membership. For a stockholder to nominate a director candidate, the stockholder must comply with the advance notice provisions and other requirements of Section 11 of Article II of our bylaws.
We urge any stockholder who intends to recommend a director candidate to the Nominating and Corporate Governance Committee for consideration to review thoroughly our Nominating and Corporate Governance Committee Charter. Copies of our Nominating and Corporate Governance Committee Charter and our bylaws are available upon written request to Danica Holley, Chief Operating Officer, Global Medical REIT Inc., c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, Maryland 20814.
We must receive any nomination for director intended to be presented at our 2021 annual meeting of stockholders not earlier than the 150th day prior to the date of such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders, as originally convened, or no earlier than February 24, 2021 and no later than 5:00 p.m., Eastern Time, on March 26, 2021, or the tenth day following the day on which public announcement of the date of the 2021 annual meeting is first made. Such nomination must comply with the advance notice provisions and other requirements of Section 11 of Article II of our bylaws.
Communications with the Board of Directors
The Board of Directors has established a process for interested parties to send communications to the Board of Directors. Stockholders and other interested parties may communicate with the Board as a group or individually in writing to: The Board of Directors of Global Medical REIT Inc., c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, Maryland 20814. The Corporate Secretary may require reasonable evidence that a communication or other submission is made by a stockholder before transmitting the communication to the Board or a Board member. On a periodic basis, the Corporate Secretary will compile and forward all stockholder communications submitted to the Board or the individual directors.

PROPOSAL 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provides our stockholders with an advisory vote to approve our NEO compensation. This advisory vote gives our stockholders the opportunity to express their views on the compensation of our NEOs. Although this vote is advisory and is not binding, the Board and the Compensation Committee plan to take into consideration the outcome of the vote when making future executive compensation decisions.
As described in detail under “Compensation Discussion and Analysis,” we believe that our compensation program is designed to align the interests of management with those of our stockholders, apply a pay-for-performance philosophy and attract and retain top management talent. Our Board and Compensation Committee carefully review, analyze and discuss our compensation program on an ongoing basis. Our Board believes that our current executive compensation program effectively links executive compensation to our performance and appropriately aligns the interests of our executive officers with those of our stockholders.
Voting and Effect of Vote
We are requesting your non-binding, advisory vote on the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2020 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation, Discussion and Analysis, compensation tables and related material disclosed in this Proxy Statement, is hereby APPROVED.”
You will vote FOR, AGAINST or ABSTAIN on this Proposal 2. Because your vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee and will not overrule any decision by the Board or require the Board to take any action. However, the Board values our stockholders’ views on executive compensation matters and will consider the outcome of this vote when deliberating future executive compensation decisions for NEOs.
Board Recommendation
As noted in the Compensation Discussion and Analysis, the Compensation Committee believes its 2019 compensation decisions will benefit stockholders for short-term and long-term Company performance, and the compensation paid to the NEOs for 2019 was reasonable and appropriate.
The Board recommends that you vote FOR the advisory resolution to approve the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement in the Compensation Discussion and Analysis, the compensation tables and any related material (Proposal 2 on the proxy card).

COMPENSATION DISCUSSION AND ANALYSIS
Overview
Prior to July 9, 2020, our Company was externally managed by IAM, our Former Advisor, pursuant to the terms and conditions of that certain Amended and Restated Management Agreement, dated July 1, 2016, by and between the Company and our Former Advisor (the “Prior Management Agreement”). On July 9, 2020, we completed a management internalization transaction (the “Internalization”) pursuant to which we acquired all of the outstanding shares of capital stock of the parent company of our Former Advisor, resulting in our Former Advisor becoming one of our subsidiaries. Because we were subject to the Prior Management Agreement as of December 31, 2019, our executive officers did not receive cash compensation directly from us in 2019 for serving as our executive officers.
Our Former Advisor or its affiliates paid all of the cash compensation of our executive officers in 2019. We paid our Former Advisor a management fee pursuant to the Prior Management Agreement, and our Former Advisor used the proceeds from the management fee in part to pay compensation to our officers and the Former Advisor’s other employees who performed services for us.
Except for a portion of Mr. Barber’s salary in 2017 and 2018, we did not reimburse our Former Advisor for any of our NEOs salaries or cash bonuses, but rather the Former Advisor compensated our NEOs out of its overall revenue stream, including the management fees that we paid to our Former Advisor. Our Prior Management Agreement did not require that any specified amount or percentage of the management fees that we paid to our Former Advisor be allocated to our NEOs’ compensation. Based on discussions with our Former Advisor, we estimate that the aggregate amount of our NEOs’ total 2019 salaries and cash bonuses that may reasonably be associated with the management fees that we paid to our Former Advisor for 2019 was approximately $1.7 million, representing approximately 30% of approximately $5.7 million in management fees we paid to our Former Advisor. Of this $1.7 million, we estimate that approximately 84% represented fixed compensation (i.e. salaries and benefits) and the remaining 16% represented variable compensation (i.e. discretionary cash bonuses).
Although we did not directly pay our NEOs any cash compensation, we did directly pay our NEOs non-cash compensation through equity incentive awards with time-based and performance-based vesting terms. The primary objectives of our equity incentive plans are to align pay with performance while at the same time attracting and retaining high-quality, talented executives.
Our equity incentive awards are divided into an annual incentive plan and a long-term incentive plan, each as summarized in the table below:
	Annual Equity Incentive Plans	Long-Term Equity Incentive Plans
Structure	Threshold, Target and Maximum Awards based on the achievement of various annual performance goals.	Threshold, Target and Maximum Awards based on achievement of various long-term stockholder return goals.
Performance Metrics
Generally divided into multiple categories based on the following metrics:
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Acquisition activity;

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Adjusted Funds from Operations (“AFFO”)(1);

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Leverage levels; and

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Individual performance.

Performance-based component (60% of overall long-term equity award) generally divided into the following two categories:
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Absolute total stockholder return (75%); and

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Relative total stockholder return (25%).

The remaining 40% of the long-term equity award is subject to time-based vesting only.

	Annual Equity Incentive Plans	Long-Term Equity Incentive Plans
Timing of Payout and Vesting
Awards are paid, through the issuance of LTIP Units, annually based on achievement of performance metrics for the prior year, and vest once issued as follows:
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50% immediately at the time of issuance; and

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50% on the one-year anniversary of the issuance date.

Performance-based awards are paid, through the issuance of LTIP Units, at the end of a three-year performance period, based on the achievement of absolute and relative total stockholder return goals, and vest once issued as follows:
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50% immediately at the time of issuance; and

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50% on the one-year anniversary of the date of issuance.

Time-based awards vest in equal one-third installments on the first, second and third anniversary of the date of grant.

(1)
The Company calculates AFFO by modifying the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of Funds From Operations (“FFO”). FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP Units and LTIP Units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures. The Company calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock-based compensation expense, recurring amortization of above and below market leases, recurring amortization of debt issuance costs, recurring lease commissions, management internalization costs, and other items.

Our annual equity incentive plans are designed to reward our NEOs based on achievements of various annual financial, acquisition, leverage and individual performance goals while our long-term equity incentive plans are designed to reward our NEOs for achievements based on long-term stockholder returns. We believe a combination of both an annual and long-term performance plan helps incentivize our NEOs to achieve our short-term operational goals without sacrificing long-term stockholder value.
Our Compensation Committee, which is comprised solely of independent directors, is responsible for the establishment and oversight of our equity incentive plans. The Compensation Committee reaches decisions on executive equity compensation using input from a variety of sources, including the independent compensation consultant, as described below. A significant portion of our executives’ equity compensation is performance-based, which we believe ensures that a substantial portion of the compensation of our NEOs is directly aligned with our stockholders’ interests.

2019 and 2018 Financial and Operational Highlights
The table below summarizes our 2019 and 2018 financial and operational highlights:
As of and for the years ended
	2019	2018
Gross investment in real estate	$905.5 million	$647.6 million
Rental revenue	$70.7 million	$53.2 million
Gain on sale of investment property	$—	$7.7 million
Net income attributable to common stockholders per share	$0.10	$0.35
Credit facility size	$500.0 million	$350.0 million
Preferred stock outstanding	$75.0 million	$75.0 million
Total equity	$460.4 million	$299.8 million
We continued our rapid growth from 2018 by growing our gross real estate investments by 40% in 2019. We amended our Credit Facility to, among other things, increase its overall capacity to $500 million, consisting of a $300 million, five-year term loan and a $200 million revolving credit facility. We entered into two interest rate swaps in 2019, which effectively fixed the LIBOR base of our $300 million term facility at 2.17% (our total interest cost on this debt consists of the aforementioned LIBOR bases plus a spread).
Role of the Compensation Committee
The Compensation Committee approves, and recommends that the Board approves, the grant of the annual and long-term incentive awards and other equity awards. The committee regularly reviews the Company’s executive compensation and monitors best practices concerning executive compensation.
Compensation Committee meetings are regularly attended by committee members and are periodically attended by our Chief Executive Officer and/or Chief Financial Officer. Meetings may be attended by other executives and advisors as appropriate. The committee also meets in executive sessions without members of management present. The Chair of the Compensation Committee reports to the Board on the committee’s decisions concerning, among other things, compensation of the executive officers.
The Compensation Committee reviews and discusses with management this Compensation Discussion and Analysis section of the Proxy Statement and reaches a determination, on an annual basis, whether to recommend to the Board that this Compensation Discussion and Analysis section of the Proxy Statement be included in the Company’s annual proxy statement or annual report on Form 10-K, as required by the SEC. The Compensation Committee is also responsible for overseeing any stockholder advisory votes with respect to executive compensation matters, including non-binding advisory votes on executive compensation, the frequency of such votes, and votes on “golden parachute” payments.
Role of the Compensation Consultant
The Compensation Committee retains its own independent compensation consultant who reports directly to the Compensation Committee. The independent compensation consultant’s engagement includes reviewing and advising on material aspects of the Company’s annual incentives and equity compensation. From 2017 to 2019, the Compensation Committee engaged FTI, to provide analysis and recommendations regarding (1) annual bonuses and long-term incentive compensation for our executive management team, and (2) the director compensation program for independent members of our Board of Directors. In February 2020, the Compensation Committee replaced FTI with FPL Associates (“FPL”), as a result of a senior compensation consultant who had worked with the Compensation Committee leaving FTI and joining FPL. FPL reports directly to the Compensation Committee and has not performed and does not currently provide any other services to management or the Company. The Compensation Committee has determined that FPL is independent pursuant to the Compensation Committee charter.
From time to time, our compensation consultant communicates with our Chief Executive Officer to discuss different elements and weightings of compensation and best practices and trends in executive compensation.

While the Compensation Committee considers our compensation consultant’s input and advice, it uses its own independent judgment in making final decisions concerning compensation paid to the executive officers. The Compensation Committee has the full authority to retain and terminate the services of our compensation consultant as it deems necessary or appropriate.
After reviewing information provided by FTI regarding its independence and considering the relevant independence factors pursuant to applicable SEC rules and NYSE guidelines, the Compensation Committee determined that no conflicts of interest existed in connection with the services FTI performed for the Company in 2019.
Role of the Chief Executive Officer
Our Chief Executive Officer participates in the compensation determination process by consulting with the Board and the Compensation Committee on matters related to compensation, and by making compensation recommendations for our NEOs. These recommendations are based upon information provided by our compensation consultant, his assessment of each NEO’s performance and contributions to the Company’s performance, and other considerations, including employee retention. The Compensation Committee considers this information, but approves and recommends that the Board approve, based on its own independent judgment, the amounts payable to our NEOs.
Peer Companies and Competitive Positioning
The Compensation Committee, with input and recommendations from our compensation consultant, establishes the Company’s peer group on an annual basis. The Compensation Committee uses the peer group for compensation benchmarking and general comparison purposes. The peer group comprises companies selected on various criteria including criteria recommended by our compensation consultant, including size, industry, revenue and market capitalization. Our compensation consultant evaluates the continued appropriateness of each company in the peer group on an annual basis and recommends to the Compensation Committee additions and/or deletions from the prior year’s peer group as may be warranted. For fiscal year 2019, the peer group consisted of the following companies (collectively, the “Peer Companies”):
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Armada Hoffler Properties Inc.

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BRT Apartments Corp

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CareTrust REIT, Inc.

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CatchMark Timber Trust Inc.

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Community Healthcare Trust Incorporated

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Farmland Partners Inc.

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Getty Realty Corp.

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Investors Real Estate Trust

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LTC Properties, Inc.

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One Liberty Properties Inc.

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Plymouth Industrial REIT, Inc.

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Preferred Apartment Communities, Inc.

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UMH Properties, Inc.

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Urstadt Biddle Properties Inc.

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Whitestone REIT

In order to assist the Compensation Committee in its determination of executive compensation, our compensation consultant prepares an independent analysis of key size and performance indicators such as revenue, market capitalization, and total stockholder return compared to the Peer Companies. This analysis is provided to the Compensation Committee so it has sufficient information on the competitiveness of pay in the context of our performance compared with that of our peers.
Our compensation consultant also delivers a benchmarking analysis of the compensation paid to our NEOs and to our directors to the Compensation Committee. This analysis compares annual and long-term incentive awards and total compensation to compensation components of the Peer Companies and provides general guidance for future compensation levels. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive compensation.
The Compensation Committee does not target a specific market position relative to the Peer Companies for the compensation elements of executive officers but seeks to pay competitively and takes into consideration the relative positioning compared to the Peer Companies in making compensation decisions. The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the Chief Executive Officer regarding the executive officers, the need to retain executive talent, the Compensation Committee’s overall evaluation of each executive’s performance, and our overall compensation strategy, among other factors.
Equity Compensation Plan Information
In 2016, the Board approved and adopted the 2016 Equity Incentive Plan and in 2019, the Board, with the approval of the Company’s stockholders, amended and restated the 2016 Equity Incentive Plan (as amended and restated, the “2016 Plan”). The purposes of the 2016 Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term Company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance.
The 2016 Plan is administered by the Compensation Committee, which interprets the 2016 Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards.
The 2016 Plan allows the Company to grant the following types of awards:
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options, including non-qualified options and incentive stock options;

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stock appreciation rights, or SARs;

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stock awards, including restricted stock and unrestricted stock;

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restricted stock units;

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other equity-based awards, including LTIP Units;

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incentive awards;

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substitute awards; and

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performance awards.

An aggregate of 215,604 and 187,296 LTIP Units were issued during the years ended December 31, 2019 and 2018, respectively, pursuant to the 2016 Plan.
2019 Annual and Long-Term Incentive Plans
On March 5, 2019, the Board approved the recommendations of the Compensation Committee with respect to the granting of 2019 Annual Performance-Based Incentive Plan (“LTIP”) Awards (the “2019 Annual Awards”) and 2019 Long-Term Incentive LTIP Awards (the “2019 Long-Term Awards”) to the

executive officers of the Company and other employees of the Former Advisor who perform services for the Company. The 2019 Annual Awards and 2019 Long-Term Awards were granted pursuant to the 2016 Plan.
The 2019 Annual Awards and 2019 Long-Term Awards granted to the Company’s NEOs as of December 31, 2019 are described below.
Name	Title	2019 Annual Award Target	Number of Target Annual Award Units	2019 Long- Term Award Target	Number of Target Long- Term Award Units
Jeffrey Busch	Chairman, CEO and President	$180,000	17,875	$230,000	22,985
Robert Kiernan	CFO and Treasurer	$150,000	14,896	$160,000	15,990
Alfonzo Leon	Chief Investment Officer	$150,000	14,896	$210,000	20,987
Jamie Barber	General Counsel and Secretary	$120,000	11,917	$140,000	13,991
Allen Webb	SVP — SEC Reporting and Technical Accounting	$110,000	10,924	$130,000	12,992
The number of target LTIP Units comprising each 2019 Annual Award was based on the closing price of the Company’s common stock reported on the NYSE on the date of grant. The number of target LTIP Units comprising each 2019 Long-Term Award was based on (i) with respect to the performance-based awards, the fair value of such awards as determined by an independent valuation consultant and (ii) with respect to the time-based awards, the closing price of the Company’s common stock reported on the NYSE on the date of grant..
2019 Annual Awards
The Compensation Committee established performance goals for calendar year 2019 (the “2019 Annual Performance Period”) that were used to determine the number of 2019 Annual Awards earned by each grantee. The actual number of 2019 Annual Awards earned by each grantee were awarded on March 3, 2020.
The number of LTIP Units issuable to each grantee at the end of the 2019 Annual Performance Period was determined by dividing the total number of 2019 Annual Award Target LTIP Units into four components as shown in the table below (each a “Component”) and multiplying the number of 2019 Annual Award Target LTIP Units allocated to each Component by the applicable performance percentage, based on the extent to which the performance goal for each such Component was achieved.
Target No. of LTIP Units	Component	Performance Goal	2019 Performance Result
25% of total Target LTIP Units	Acquisitions including (i) closed acquisitions from January 1, 2019 through December 31, 2019 (except those acquisitions covered in (ii) below), and (ii) acquisitions placed under definitive purchase contract on or before December 31, 2019 and closed by February 28, 2020.	Threshold: $100 million Target: $150 million Maximum: $200 million	$253.5 million 150% of Target LTIP Units earned
25% of total Target LTIP Units	AFFO per share for the year ended December 31, 2019, as reported by the Company in its year-end earnings announcement.	Threshold: $0.78 per share Target: $0.80 per share Maximum: $0.84 per share	$0.75 per share 0% of Target LTIP Units earned
25% of total Target LTIP Units	Average quarterly Consolidated Leverage Ratio (as defined in the Company’s Amended and Restated	Threshold: 54.99% Target: 52.50% Maximum: 49.99%	45.0% 150% of Target

Target No. of LTIP Units	Component	Performance Goal	2019 Performance Result
	Credit Agreement) (based on each fiscal quarter end).		LTIP Units earned
25% of total Target LTIP Units	Discretionary Component	Entirely at the discretion of the Committee based on the Committee’s assessment of the Grantee’s individual performance in areas the Committee deems in its discretion to be important based on the Grantee’s job duties and position within the organization.	Individually determined based upon an evaluation of the individual performance of each NEO.
Performance Percentages
(i)
If the Company or individual achieved less than the Threshold Goal in a Component in the above table, all of the 2019 Annual Award LTIP Units for that Component (25% of the total target number of 2019 Annual Award LTIP Units) would have been forfeited.

(ii)
If the Company or individual achieved the Threshold Goal in a particular Component in the above table, the number of earned LTIP Units in that Component would have been equal to 50% of the number of 2019 Annual Award Target LTIP Units for that Component (or 12.5% of the total target number of 2019 Annual Award LTIP Units).

(iii)
If the Company or individual achieved the Target Goal in a particular Component in the above table, the number of earned LTIP Units in that Component would have been equal to 100% of the number of 2019 Annual Award Target LTIP Units for that Component (or 25% of the total target number of 2019 Annual Award LTIP Units).

(iv)
If the Company or individual achieved or exceeded the Maximum Goal in a particular Component in the above table, the number of earned LTIP Units for that Component would have been equal to 150% of the number of 2019 Annual Award Target LTIP Units for that Component (or 37.50% of the total target number of 2019 Annual Award LTIP Units).

For achievement of a Performance Goal at an intermediate point between the Threshold Goal and the Target Goal or between the Target Goal and the Maximum Goal for any Component, the number of earned LTIP Units for that Component was interpolated on a straight-line basis between 50% and 100% or between 100% and 150%, respectively, of the target number of 2019 Annual Award LTIP Units allocated to that Component.
Units that were earned based on performance as provided above are subject to forfeiture restrictions that will lapse in the following amounts and on the following vesting dates subject to the continuous service of the grantee through and on the applicable vesting date:
(i)
50% of the earned LTIP Units became vested on March 3, 2020; and

(ii)
50% of the earned LTIP Units become vested on March 3, 2021.

Vesting is accelerated in the event of a termination of the executive’s position without “Cause” or for “Good Reason” (as defined in the relevant award agreements), as a result of death or disability, as a result of the grantee’s retirement or upon a “Change-of-Control” (as defined in the relevant award agreements) of the Company. Unvested LTIP Awards would have been forfeited in the event of any other termination event.
2019 Long-Term Awards
The number of 2019 Long-Term Award units that each grantee is entitled to receive was and will be determined as follows:

(i)
40% of the awards (the “Long-Term Time-Based Awards”) were granted on March 5, 2019 and are subject to a three-year vesting period; and

(ii)
60% of the awards (the “Long-Term Performance-Based Awards”) will be determined following the conclusion of a three-year performance period (the “2019 Long-Term Performance Period”) based on the Company’s Total Stockholder Return (“TSR”) on both an absolute basis (“Absolute TSR Component”) (representing 75% of the target 2019 Long-Term Performance-Based Award) and relative to the companies comprising the SNL Healthcare REIT Index (“Relative TSR Component”) (representing 25% of the target 2019 Long-Term Performance-Based Award) during the 2019 Long-Term Performance Period. Grantees will not be entitled to receive any LTIP Units except to the extent they are earned upon the end of the 2019 Long-Term Performance Period in accordance with the terms and conditions of the 2019 LTIP Long-Term Award Agreements. 2019 Long-Term Performance-Based Award LTIP Units that are not earned will be forfeited and cancelled and earned LTIP Units will be subject to forfeiture prior to vesting as set forth below.

The number of LTIP Units earned under the Absolute TSR Component of the 2019 Long-Term Performance-Based Awards will be determined as soon as reasonably practicable following the earlier of  (a) the calendar day immediately preceding March 5, 2022, or (b) the date upon which a “Change of Control” (as defined in the relevant award agreement) occurs (the “Long-Term Valuation Date”), by multiplying the total target number of Long-Term Performance-Based Award LTIP Units by 75% and then multiplying such product by the applicable Percentage of Absolute TSR Component Earned based on the Company’s TSR as shown below:
TSR	Percentage of Absolute TSR Component Earned
Less than 21%	0%
21%	50%
27%	100%
33% or greater	200%
The Absolute TSR Component will be forfeited in its entirety if the TSR is less than 21%. If the TSR is between 21% and 27%, or between 27% and 33%, the percentage of the Absolute TSR Component earned will be determined using linear interpolation as between those tiers, respectively. If a “Change of Control” occurs prior to the third anniversary of March 5, 2019, then the Absolute TSR Component will be calculated based on a pro-rata portion of the above-referenced hurdle rates and then a partial service factor will be applied to determine the number of earned LTIP Units.
The number of 2019 Long-Term Performance-Based Award LTIP Units earned under the Relative TSR Component will be determined as soon as reasonably practicable following the Long-Term Valuation Date by multiplying the number of Award LTIP Units by 25% and then multiplying such product by the applicable Percentage of Relative TSR Component Earned based on the Company’s Relative Performance as shown below:
Relative Performance	Percentage of Relative TSR Component Earned
TSR below the 35th percentile of the SNL Healthcare REIT Index	0%
TSR equal to the 35th percentile of the SNL Healthcare REIT Index	50%
TSR equal to the 55th percentile of the SNL Healthcare REIT Index	100%
TSR equal to or greater than the 75th percentile of the SNL Healthcare REIT Index	200%
The Relative TSR Component will be forfeited in its entirety if the Relative Performance is below the 35th percentile of the SNL Healthcare REIT Index. If the Relative Performance is between the 35th percentile and 55th percentile of the SNL Healthcare REIT Index, or between the 55th percentile and 75th percentile of SNL Healthcare REIT Index, the percentage of the Relative TSR Component earned will be determined using linear interpolation as between those tiers, respectively. If a “Change of Control” occurs prior to the third anniversary of March 5, 2019, then the Relative TSR Component will be calculated based on above-referenced hurdle rates and then a partial service factor will be applied to determine the number of earned LTIP Units.
As soon as practicable following the 2019 Long-Term Valuation Date, the Compensation Committee will determine the number of LTIP Units earned by each grantee under both the Absolute TSR Component and the Relative TSR Component. Any 2019 Long-Term Performance-Based Award LTIP Units that are not earned as set forth above will be forfeited, and the grantee will have no right in or to any such unearned and unissued LTIP Units after it is determined that they were not earned.
Units that have been earned based on performance as provided above are subject to forfeiture restrictions that will lapse in the following amounts and on the following vesting dates subject to the continuous service of the grantee through and on the applicable vesting date:
(i)
50% of the earned LTIP Units become vested as of the Long-Term Valuation Date; and

(ii)
50% of the earned LTIP Units become vested on the first anniversary of the Long-Term Valuation Date.

Distributions
Pursuant to both the 2019 LTIP Annual Award Agreements and 2019 LTIP Long-Term Performance-Based Award Agreements, distributions equal to the dividends declared and paid by the Company accrued and will accrue during the applicable performance period on the maximum number of LTIP Units that the grantee could earn and are paid with respect to all of the earned LTIP Units at the conclusion of the applicable performance period, in cash or by the issuance of additional LTIP Units at the discretion of the Compensation Committee. LTIP Units issued pursuant to the time-based-vesting component of the 2019 LTIP Long-Term Awards (40% of aggregate 2019 LTIP Long-Term Awards) were issued and outstanding as of the grant date (March 5, 2019) and, therefore, grantees received distributions on those awards during 2019.
Influence of Say on Pay Results on Executive Compensation Decisions
We provided stockholders with a “say-on-pay” advisory vote on executive compensation at the 2019 Annual Meeting of Stockholders. Approximately 68% of the votes cast on the say-on-pay proposal were cast “For” the approval of the compensation of our NEOs as disclosed in the proxy statement distributed in connection with the 2019 Annual Meeting of Stockholders. The Compensation Committee evaluated the results of the say-on-pay vote and in light of the support for our executive compensation program, it did not make any significant changes to the executive compensation program and policies for fiscal year 2020 compensation based on the stockholder voting results. We did, however, enhance our disclosure for 2020 to include the estimated aggregate amount of our NEOs’ total 2019 salaries and cash bonuses that may be reasonably associated with management fees that we paid to our Former Advisor, and further included an estimate of fixed compensation (i.e. salaries and benefits) and variable compensation (i.e. discretionary cash bonuses) on a percentage basis. The Compensation Committee will continue to consider the outcome of future say-on-pay votes when making future compensation decisions for the NEOs. In addition, we provided stockholders with a “say-on-frequency” advisory vote at the 2018 Annual Meeting of Stockholders to determine whether the say-on-pay advisory vote on executive compensation should occur every one, two, or three years. Approximately 90% of the votes cast on the say-on-frequency proposal were in favor of a vote every year. Based on the results of the say-on-frequency vote, the Board has determined to hold the say-on-pay vote annually.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on 10-K for the year ended December 31, 2019, as amended, and in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors
Henry Cole, Chairman
Lori Wittman
Dr. Roscoe Moore
Compensation Committee Interlocks and Insider Participation
No current or former member of the Compensation Committee is, or has been, one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Risk Considerations in our Executive Compensation Program
The Compensation Committee has reviewed its compensation policies and practices with respect to certain employees of the Former Advisor who are dedicated or partially dedicated to providing services to the Company, taking into consideration risk management practices and risk-taking incentives. Following such review, we determined that our compensation policies and practices for such employees do not create risks that are reasonably likely to have a material adverse effect on us.
Several features of the Company’s equity compensation program and policies are designed to reduce the likelihood of excessive risk-taking by employees, including:
•
Our performance-based compensation is structured to reward both short- and long-term corporate performance;

•
The payout amounts under the short-term and long-term incentives are capped; and

•
The Compensation Committee considers risk management when determining the discretionary portion of our 2019 Annual Plan.

SUMMARY COMPENSATION TABLE FOR 2019, 2018 AND 2017
The Summary Compensation Table below contains, in compliance with the reporting requirements of the SEC, the compensation information for our NEOs for the years ended December 31, 2019, 2018 and 2017. Equity compensation is reported in several different tables in this Proxy Statement. For that reason, investors should take care to not “double count” equity awards.
Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Other(3)	Total
Jeffrey Busch Chairman, CEO and President	2019	$—	$455,316(4)	$141,369	$596,685
	2018	$—	$395,978(5)	$110,668	$506,646
	2017	$—	$610,007(6)	$62,950	$672,957
Robert Kiernan CFO and Treasurer	2019	$—	$322,723(7)	$54,264	$376,988
	2018	$—	$415,983(8)	$24,522	$440,504
	2017	$—	$155,062(9)	$1,195	$156,257
Alfonzo Leon CIO	2019	$—	$391,475(10)	$64,828	$456,304
	2018	$—	$324,983(11)	$42,558	$367,542
	2017	$—	$192,492(12)	$23,819	$216,312
Jamie Barber General Counsel and Secretary	2019	$—	$287,696(13)	$44,469	$332,165
	2018	$44,355(14)	$351,984(15)	$23,670	$420,009
	2017	$80,645(14)	$179,998(16)	$2,092	$262,735
Allen Webb Senior Vice President – SEC Reporting and Technical Accounting	2019	$—	$264,879(17)	$49,693	$314,572
	2018	$—	$217,344(18)	$35,806	$253,150
	2017	$—	$170,004(19)	$20,344	$190,348

(1)
All of our NEOs were employees of our Former Advisor; therefore, we did not directly pay our NEOs’ salaries, cash bonuses or benefits in 2019, 2018 or 2017.

(2)
Except with respect to awards issued under the 2017 Long-Term Plan and the performance-based portions of the 2018 Long-Term Plan and 2019 Long-Term Plan, which were based on a valuation determined by an independent consultant, the LTIP award values disclosed in this summary compensation table are based on market values of the Company’s common stock at the time of grant. Awards granted under the 2017 Long-Term Plan and the performance-based portions of the 2018 Long-Term Plan and 2019 Long-Term Plan were valued using a Monte Carlo simulation. The Monte Carlo simulation is a generally accepted statistical technique used, in this instance, to simulate a range of possible future stock prices for the Company and the members of the SNL Healthcare REIT Index over the performance period. See Note 7 — “Stock-Based Compensation” to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.

(3)
Represents distributions paid on vested and unvested LTIP Units.

(4)
Consists of: (i) 4,500 LTIP Units issued as a discretionary grant on March 5, 2019, 50% of which vested upon grant and the remaining 50% of which vested on March 5, 2020, (ii) 17,875 LTIP Unit Awards issued pursuant to our 2019 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2019 Annual Plan is 1.5 times the target number of units, which would result in a value of  $270,002, based on the closing price per share on the date of grant and (iii) 22,985 LTIP Unit Awards issued pursuant to our 2019 Long-Term Plan, which consists of the time-based portion of such grant (9,136 LTIP units) and the performance-based portion (13,849 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2019 Long-Term Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $414,000, based on the valuation determined by an independent consultant on the date of grant.

(5)
Consists of: (i) 25,714 LTIP Unit Awards issued pursuant to our 2018 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2018 Annual Plan is 1.5 times the target number of units, which would result in a value of $269,984, based on the closing price per share on the date of grant and (ii) 32,951 LTIP Unit Awards issued pursuant to our 2018 Long-Term Plan, which consists of the time-based portion of such grant (13,111 LTIP units) and the performance-based portion (19,840 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2018 Long-Term Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $345,588, based on the valuation determined by an independent consultant on the date of grant.

(6)
Consists of:  (i) 32,787 LTIP Units issued on October 11, 2017, in connection with Mr. Busch’s appointment as Chief Executive Officer of the Company, at a price of  $9.15 per unit, which represented the per share closing price of the Company’s common stock on the date of issuance, 50% of which vested on October 11, 2018 and the remaining 50% of which vested on October 11, 2019, and (ii) 13,095 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of $164,997, based on the closing price per share on the date of grant and (ii) 25,975 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of $400,016, based on the valuation determined by an independent consultant on the date of grant.

(7)
Consists of: (i) 3,250 LTIP Units issued as a discretionary grant on March 5, 2019, 50% of which vested upon grant and the remaining 50% of which vested on March 5, 2020, (ii) 14,896 LTIP Unit Awards issued pursuant to our 2019 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2019 Annual Plan is 1.5 times the target number of units, which would result in a value of  $225,004, based on the closing price per share on the date of grant and (iii) 15,990 LTIP Unit Awards issued pursuant to our 2019 Long-Term Plan, which consists of the time-based portion of such grant (6,356 LTIP units) and the performance-based portion (9,634 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2019 Long-Term Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $288,000, based on the valuation determined by an independent consultant on the date of grant.

(8)
Consists of: (i) 19,727 LTIP Unit Awards issued as retention awards pursuant to the Plan, 50% of which vested on March 5, 2020 and the remaining 50% vest on March 5, 2021, (ii) 18,571 LTIP Unit Awards issued pursuant to our 2018 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2018 Annual Plan is 1.5 times the target number of units, which would result in a value of  $194,986, based on the closing price per share on the date of grant and (iii) 23,799 LTIP Unit Awards issued pursuant to our 2018 Long-Term Plan, which consists of the time-based portion of such grant (9,469 LTIP units) and the performance-based portion (14,330 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2018 Long-Term Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $249,591, based on the valuation determined by an independent consultant on the date of grant.

(9)
Consists of:  (i) 5,974 LTIP Units issued on August 23, 2017, in connection with Mr. Kiernan’s appointment as Chief Financial Officer and Treasurer of the Company, at a price of  $8.37 per unit, which represented the per share closing price of the Company’s common stock on the date of issuance, one-third of which vested on August 23, 2018 and one-third of which vested on August 23, 2019 and the remaining one-third of which will vest on August 23, 2020, (ii) 2,994 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of $37,590, based on the closing price per share on the date of grant and (iii) 10,621

LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of $160,000, based on the valuation determined by an independent consultant on the date of grant.
(10)
Consists of: (i) 3,125 LTIP Units issued as a discretionary grant on March 5, 2019, 50% of which vested upon grant and the remaining 50% of which vested on March 5, 2020, (ii) 14,896 LTIP Unit Awards issued pursuant to our 2019 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2019 Annual Plan is 1.5 times the target number of units, which would result in a value of $225,004, based on the closing price per share on the date of grant and (iii) 20,987 LTIP Unit Awards issued pursuant to our 2019 Long-Term Plan, which consists of the time-based portion of such grant (8,342 LTIP units) and the performance-based portion (12,645 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2019 Long-Term Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $378,000, based on the valuation determined by an independent consultant on the date of grant.

(11)
Consists of: (i) 17,857 LTIP Unit Awards issued pursuant to our 2018 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2018 Annual Plan is 1.5 times the target number of units, which would result in a value of $187,489, based on the closing price per share on the date of grant and (ii) 30,510 LTIP Unit Awards issued pursuant to our 2018 Long-Term Plan, which consists of the time-based portion of such grant (12,140 LTIP units) and the performance-based portion (18,370 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2018 Long-Term Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $319,990, based on the valuation determined by an independent consultant on the date of grant.

(12)
Consists of: (i) 11,011 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of $138,739, based on the closing price per share on the date of grant and (ii) 12,987 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of $200,000, based on the valuation determined by an independent consultant on the date of grant.

(13)
Consists of: (i) 2,750 LTIP Units issued as a discretionary grant on March 5, 2019, 50% of which vested upon grant and the remaining 50% of which vested on March 5, 2020, (ii) 11,917 LTIP Unit Awards issued pursuant to our 2019 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2019 Annual Plan is 1.5 times the target number of units, which would result in a value of $180,006, based on the closing price per share on the date of grant and (iii) 13,991 LTIP Unit Awards issued pursuant to our 2019 Long-Term Plan, which consists of the time-based portion of such grant (5,561 LTIP units) and the performance-based portion (8,430 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2019 Long-Term Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $252,000, based on the valuation determined by an independent consultant on the date of grant.

(14)
On May 8, 2017, the Company and its Former Advisor entered into an agreement pursuant to which the Company agreed, for a period of one year, to reimburse the Former Advisor for $125,000 of Mr. Barber’s annual salary. Of the $125,000 salary reimbursement, $44,355 was incurred in 2018 and the remainder, $80,645, was incurred in 2017.

(15)
Consists of: (i) 16,692 Unit Awards issued as retention awards pursuant to the Plan, 50% of which vested on March 5, 2020 and the remaining 50% vest on March 5, 2021, (ii) 15,714 LTIP Unit Awards issued pursuant to our 2018 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2018 Annual Plan is 1.5 times the target number of units, which would result in a value of $164,989, based on the closing price per share on the date of grant and (iii) 20,136 LTIP Unit Awards issued pursuant to our 2018 Long-Term Plan, which consists of the time-based portion of such grant (8,012 LTIP units) and the performance-based portion (12,124 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2018 Long-Term Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $211,191, based on the valuation determined by an independent consultant on the date of grant.
(16)
Consists of: (i) 5,230 LTIP Units issued on May 8, 2017 in connection with Mr. Barber’s appointment as General Counsel and Secretary, at a price of $9.56 per unit, which represented the per share closing price of the Company’s common stock on the date of issuance, one-third of which vested on May 8, 2018, one-third of which vested on May 8, 2019, and the remaining one-third of which will vest on May 8, 2020, (ii) 5,230 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of $74,998, based on the closing price per share on the date of grant and (iii) 7,133 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of $160,000, based on the valuation determined by an independent consultant on the date of grant.

(17)
Consists of: (i) 2,470 LTIP Units issued as a discretionary grant on March 5, 2019, 50% of which vested upon grant and the remaining 50% of which vested on March 5, 2020, (ii) 10,924 LTIP Unit Awards issued pursuant to our 2019 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2019 Annual Plan is 1.5 times the target number of units, which would result in a value of  $165,007, based on the closing price per share on the date of grant and (iii) 12,992 LTIP Unit Awards issued pursuant to our 2019 Long-Term Plan, which consists of the time-based portion of such grant (5,164 LTIP units) and the performance-based portion (7,828 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2019 Long-Term Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $234,000, based on the valuation determined by an independent consultant on the date of grant.

(18)
Consists of: (i) 14,114 LTIP Unit Awards issued pursuant to our 2018 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2018 Annual Plan is 1.5 times the target number of units, which would result in a value of $148,190, based on the closing price per share on the date of grant and (ii) 18,086 LTIP Unit Awards issued pursuant to our 2018 Long-Term Plan, which consists of the time-based portion of such grant (7,196 LTIP units) and the performance-based portion (10,890 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2018 Long-Term Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $189,686, based on the valuation determined by an independent consultant on the date of grant.

(19)
Consists of: (i) 10,714 LTIP Unit Awards issued pursuant to our 2017 Annual Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2017 Annual Plan is 1.5 times the target number of units, which would result in a value of $134,996, based on the closing price per share on the date of grant and (ii) 10,390 LTIP Unit Awards issued pursuant to our 2017 Long-Term Plan, which reflects the target level. The maximum number of LTIP Units that could be issued under the 2017 Long-Term Plan is two times the target number of units, which would result in a value of $160,012 based on the valuation determined by an independent consultant on the date of grant.

GRANTS OF PLAN-BASED AWARDS TABLE
The following table presents information concerning each grant made to our NEOs in the fiscal year ended December 31, 2019, under any plan, including awards, if any, that subsequently have been transferred. In accordance with SEC rules, the table does not include awards granted after December 31, 2019.
Name	Type of Award	Grant Date	Date of Board Approval	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Units of Stock	Grant Date Fair Value(2)
				Threshold	Target	Maximum
Jeffrey Busch	LTIP Units	March 5, 2019	March 5, 2019	15,862	31,724	54,511	13,636(3)	$455,316
Robert Kiernan	LTIP Units	March 5, 2019	March 5, 2019	12,265	24,530	41,612	9,606(3)	$342,735
Alfonzo Leon	LTIP Units	March 5, 2019	March 5, 2019	13,771	27,541	47,634	11,467(3)	$391,475
Jamie Barber	LTIP Units	March 5, 2019	March 5, 2019	10,174	20,347	34,736	8,311(3)	$287,696
Allen Webb	LTIP Units	March 5, 2019	March 5, 2019	9,376	18,752	32,042	7,634(3)	$264,879

(1)
These columns show the threshold, target and maximum number of shares of common stock that could be issued in connection with performance-based LTIP Units granted in 2019 under the Company’s 2019 Annual Plan and 2019 Long-Term Plan to each of the NEOs. The exact number of units to be issued depends upon, among other things, the Company’s financial performance, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)
2019 Annual and Long-Term Award grants are reflected at the target level.

(3)
Reflects the time-based awards granted pursuant to the 2019 Long-Term Plan and a discretionary grant.

See “Compensation Discussion and Analysis — 2019 Annual and Long-Term Incentive Plans” for a description of the material terms of the awards granted under these plans. Initially, all LTIP Units will not have full parity with our operating partnership’s common units with respect to liquidating distributions. Upon the occurrence of certain “book-up” events described in the partnership agreement, LTIP Units can, over time, achieve full parity with our operating partnership’s common units for all purposes, and therefore accrete to an economic value equivalent to one share of common stock. If such parity is reached, vested LTIP Units may be redeemed for cash in an amount equal to the then fair market value of an equal number of shares of our common stock or converted into an equal number of shares of our common stock, as determined by us at our election.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table presents information concerning equity awards for our NEOs that were outstanding as of December 31, 2019.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested(1)
Jeffrey Busch	29,318(2)	$387,873	137,203(3)	$1,815,196
Robert Kiernan	42,650(4)	$564,253	84,066(5)	$1,112,193
Alfonzo Leon	24,380(6)	$322,552	102,900(7)	$1,361,367
Jamie Barber	35,151(8)	$465,043	67,291(9)	$890,260
Allen Webb	15,712(10)	$207,868	69,140(11)	$914,722

(1)
Based on the closing price of the Company’s common stock on December 31, 2019, which was the last trading day of 2019, of $13.23 per share.

(2)
Consists of:  (i) 2,250 LTIP Units issued as a discretionary grant on March 5, 2019 that had not vested as of December 31, 2019; these remaining units vested in full on March 5, 2020, (ii) 9,191 LTIP Units issued in connection with our 2018 Annual Incentive Plan that had not vested as of December 31, 2019; these remaining units will vest in full on March 5, 2020, (iii) 9,136 time-based-vesting-only LTIP Units issued in connection with our 2019 Long Term Incentive Plan that had not vested as of December 31, 2019; one-third of these units vested on March 5, 2020 and the remaining two-thirds will vest in equal installments on each of March 5, 2021 and 2022 and (iv) 8,741 time-based-vesting-only LTIP Units issued in connection with our 2018 Long Term Incentive Plan that had not vested as of December 31, 2019; one-half of these remaining units vested on March 5, 2020 and the remaining one-half will vest on March 5, 2021.

(3)
Consists of: (i) 17,875 unearned LTIP Units as of December 31, 2019 pursuant to the 2019 Annual Incentive Plan at the target level amount, (ii) 51,950 unearned LTIP Units as of December 31, 2019 pursuant to the 2017 Long-Term Performance-Based Incentive Plan at the maximum level amount, (iii) 39,680 unearned LTIP Units as of December 31, 2019 pursuant to the 2018 Long-Term Performance-Based Incentive Plan at the maximum level amount and (iv) 27,698 unearned LTIP Units as of December 31, 2019 pursuant to the 2019 Long-Term Performance-Based Incentive Plan at the maximum level amount. Upon issuance 50% of the LTIP Units issued under the 2019 Annual Plan will vest and the remaining 50% will vest on the first anniversary of the issuance date. Upon issuance 50% of the LTIP Units issued under the Long-Term Performance-Based Incentive Plans will vest on the issuance date and the remaining 50% will vest on the first anniversary of the issuance date.

(4)
Consists of: (i) 1,625 LTIP Units issued as a discretionary grant on March 5, 2019 that had not vested as of December 31, 2019; these units vested in full on March 5, 2020, (ii) 1,991 LTIP Units issued in connection with Mr. Kiernan’s appointment as Chief Financial Officer of the Company that had not vested as of December 31, 2019; these units will vest in full on August 23, 2020, (iii) 19,727 LTIP Units issued as retention grants in 2018 and that had not vested as of December 31, 2019; one half of these units vested on March 5, 2020 and the remaining one-half will vest on March 5, 2021, (iv) 6,638 LTIP Units issued in connection with our 2018 Annual Incentive Plan that had not vested as of December 31, 2019; these units will vest in full on March 5, 2020, (v) 6,356 time-based-vesting-only LTIP Units issued in connection with our 2019 Long Term Incentive Plan that had not vested as of December 31, 2019; one-third of these units vested on March 5, 2020 and the remaining two-thirds will vest in equal installments on each of March 5, 2021 and 2022, and (vi) 6,313 time-based-vesting-only LTIP Units issued in connection with our 2018 Long Term Incentive Plan that had not vested as of December 31, 2019; one-half of these units vested on March 5, 2020 and the remaining one-half will vest on March 5, 2021.

(5)
Consists of: (i) 14,896 unearned LTIP Units as of December 31, 2019 pursuant to the 2019 Annual Incentive Plan at the target level amount, (ii) 21,242 unearned LTIP Units as of December 31, 2019 pursuant to the 2017 Long-Term Performance-Based Incentive Plan at the maximum level amount, (iii) 28,660 unearned LTIP Units as of December 31, 2019 pursuant to the 2018 Long-Term Performance-Based Incentive Plan at the maximum level amount and (iv) 19,268 unearned LTIP Units as of December 31, 2019 pursuant to the 2019 Long-Term Performance-Based Incentive Plan at the maximum level amount. Upon issuance 50% of the LTIP Units issued under the 2019 Annual Plan will vest and the remaining 50% will vest on the first anniversary of the issuance date. Upon issuance 50% of the LTIP Units issued under the Long-Term Performance-Based Incentive Plans will vest on the issuance date and the remaining 50% will vest on the first anniversary of the issuance date.

(6)
Consists of:  (i) 1,563 LTIP Units issued as a discretionary grant on March 5, 2019 that had not vested as of December 31, 2019; these remaining units vested in full on March 5, 2020, (ii) 6,383 LTIP Units issued in connection with our 2018 Annual Incentive Plan that had not vested as of December 31, 2019; these units vested in full on March 5, 2020, (iii) 8,342 time-based-vesting-only LTIP Units issued in connection with our 2019 Long Term Incentive Plan that had not vested as of December 31, 2019; one-third of these units vested on March 5, 2020 and the remaining two-thirds will vest in equal installments on each of March 5, 2021 and 2022 and (iv) 8,093 time-based-vesting-only LTIP Units issued in connection with our 2018 Long Term Incentive Plan that had not vested as of December 31, 2019; one-half of these units vested on March 5, 2020 and the remaining one-half will vest on March 5, 2021.

(7)
Consists of: (i) 14,896 unearned LTIP Units as of December 31, 2019 pursuant to the 2019 Annual Incentive Plan at the target level amount, (ii) 25,974 unearned LTIP Units as of December 31, 2019 pursuant to the 2017 Long-Term Performance-Based Incentive Plan at the maximum level amount, (iii) 36,740 unearned LTIP Units as of December 31, 2019 pursuant to the 2018 Long-Term Performance-Based Incentive Plan at the maximum level amount and (iv) 25,290 unearned LTIP Units as of December 31, 2019 pursuant to the 2019 Long-Term Performance-Based Incentive Plan at the maximum level amount. Upon issuance 50% of the LTIP Units issued under the 2019 Annual Plan will vest and the remaining 50% will vest on the first anniversary of the issuance date. Upon issuance 50% of the LTIP Units issued under the Long-Term Performance-Based Incentive Plans will vest on the issuance date and the remaining 50% will vest on the first anniversary of the issuance date.

(8)
Consists of: (i) 1,375 LTIP Units issued as a discretionary grant on March 5, 2019 that had not vested as of December 31, 2019; these units vested in full on March 5, 2020, (ii) 1,743 LTIP Units issued in connection with Mr. Barber’s appointment as General Counsel and Secretary of the Company that had not vested as of December 31, 2019; these units will vest in full on May 8, 2020, (iii) 16,692 LTIP Units issued as retention grants in 2018 and that had not vested as of December 31, 2019; one-half of these units vested on March 5, 2020 and the remaining one-half will vest on March 5, 2021, (iv) 4,438 LTIP Units issued in connection with our 2018 Annual Incentive Plan; these units vested in full on March 5, 2020, (v) 5,561 time-based-vesting-only LTIP Units issued in connection with our 2019 Long Term Incentive Plan that had not vested as of December 31, 2019; one-third of these units vested on March 5, 2020 and the remaining two-thirds will vest in equal installments on each of March 5, 2021 and 2022, and (vi) 5,341 time-based-vesting-only LTIP Units issued in connection with our 2018 Long Term Incentive Plan that had not vested as of December 31, 2019; one-half of these units vested on March 5, 2020 and the remaining one-half will vest on March 5, 2021.

(9)
Consists of: (i) 11,917 unearned LTIP Units as of December 31, 2019 pursuant to the 2019 Annual Incentive Plan at the target level amount, (ii) 14,266 unearned LTIP Units as of December 31, 2019 pursuant to the 2017 Long-Term Performance-Based Incentive Plan at the maximum level amount, (iii) 24,248 unearned LTIP Units as of December 31, 2019 pursuant to the 2018 Long-Term Performance-Based Incentive Plan at the maximum level amount and (iv) 16,860 unearned LTIP Units as of December 31, 2019 pursuant to the 2019 Long-Term Performance-Based Incentive Plan at the maximum level amount. Upon issuance 50% of the LTIP Units issued under the 2019 Annual Plan will vest and the remaining 50% will vest on the first anniversary of the issuance date. Upon issuance 50% of the LTIP Units issued under the Long-Term Performance-Based Incentive Plans will vest on the issuance date and the remaining 50% will vest on the first anniversary of the issuance date.

(10)
Consists of:  (i) 1,235 LTIP Units issued as a discretionary grant on March 5, 2019 that had not vested as of December 31, 2019; these remaining units vested in full on March 5, 2020, (ii) 4,516 LTIP Units issued in connection with our 2018 Annual Incentive Plan that had not vested as of December 31, 2019; these remaining units vested in full on March 5, 2020, (iii) 5,164 time-based-vesting-only LTIP Units issued in connection with our 2019 Long Term Incentive Plan that had not vested as of December 31, 2019; one-third of these units vested on March 5, 2020 and the remaining two-thirds will vest in equal installments on each of March 5, 2021 and 2022 and (iv) 4,797 time-based-vesting-only LTIP Units issued in connection with our 2018 Long Term Incentive Plan that had not vested as of December 31, 2019; one-half of these units vested on March 5, 2020 and the remaining one-half will vest on March 5, 2021.

(11)
Consists of: (i) 10,924 unearned LTIP Units as of December 31, 2019 pursuant to the 2019 Annual Incentive Plan at the target level amount, (ii) 20,780 unearned LTIP Units as of December 31, 2019 pursuant to the 2017 Long-Term Performance-Based Incentive Plan at the maximum level amount, (iii) 21,780 unearned LTIP Units as of December 31, 2019 pursuant to the 2018 Long-Term Performance-Based Incentive Plan at the maximum level amount and (iv) 15,656 unearned LTIP Units as of December 31, 2019 pursuant to the 2019 Long-Term Performance-Based Incentive Plan at the maximum level amount. Upon issuance 50% of the LTIP Units issued under the 2019 Annual Plan will vest and the remaining 50% will vest on the first anniversary of the issuance date. Upon issuance 50% of the LTIP Units issued under the Long-Term Performance-Based Incentive Plans will vest on the issuance date and the remaining 50% will vest on the first anniversary of the issuance date.

OPTION EXERCISES AND STOCK VESTED TABLE
The following table presents information concerning option exercises and stock vested for NEOs that were outstanding as of December 31, 2019.
	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Jeffrey Busch	137,016(2)	$1,812,725
Robert Kiernan	17,626(3)	$233,196
Alfonzo Leon	49,948(4)	$660,811
Jamie Barber	15,857(5)	$209,785
Allen Webb	41,540(6)	$549,571

(1)
Based on the closing price of the Company’s common stock on December 31, 2019, which was the last trading day of 2019, of $13.23 per share.

(2)
consists of : (i) 70,000 LTIP Units issued in connection with the Company’s initial public offering on July 1, 2016 that had vested as of December 31, 2019, (ii) 8,688 LTIP Units issued on December 21, 2016 that had vested as of December 31, 2019, (iii) 32,787 LTIP Units issued on October 11, 2017 that had vested as of December 31, 2019, (iv) 9,730 LTIP Units issued pursuant to our 2017 Annual Performance Plan that had vested as of December 31, 2019, (v) 9,191 LTIP Units issued pursuant to our 2018 Annual Performance Plan that had vested as of December 31, 2019, (vi) 4,370 LTIP Units issued pursuant to our 2018 Long-Term Incentive Plan that had vested as of December 31, 2019 and (vii) 2,250 LTIP Units issued as a discretionary grant in 2019 that had vested as of December 31, 2019.

(3)
Consists of: (i) 3,983 LTIP Units issued on August 23, 2017 that had vested as of December 31, 2019, (ii) 2,225 LTIP Units issued pursuant to our 2017 Annual Performance Plan that had vested as of December 31, 2019, (iii) 6,638 LTIP Units issued pursuant to our 2018 Annual Performance Plan that had vested as of December 31, 2019, (iv) 3,156 LTIP Units issued pursuant to our 2018 Long-Term Incentive Plan that had vested as of December 31, 2019 and (v) 1,625 LTIP Units issued as a discretionary grant in 2019 that had vested as of December 31, 2019.

(4)
Consists of : (i) 20,000 LTIP Units issued in connection with the Company’s initial public offering on July 1, 2016 that had vested as of December 31, 2019, (ii) 9,774 LTIP Units issued on December 21, 2016 that had vested as of December 31, 2019, (iii) 8,182 LTIP Units issued pursuant to our 2017 Annual Performance Plan that had vested as of December 31, 2019, (iv) 6,383 LTIP Units issued pursuant to our 2018 Annual Performance Plan that had vested as of December 31, 2019, (v) 4,047 LTIP Units issued pursuant to our 2018 Long-Term Incentive Plan that had vested as of December 31, 2019 and (vi) 1,563 LTIP Units issued as a discretionary grant in 2019 that had vested as of December 31, 2019.

(5)
Consists of: (i) 3,487 LTIP Units issued on May 8, 2017 that had vested as of December 31, 2019, (ii) 3,886 LTIP Units issued pursuant to our 2017 Annual Performance Plan that had vested as of December 31, 2019, (iii) 4,438 LTIP Units issued pursuant to our 2018 Annual Performance Plan that had vested as of December 31, 2019, (iv) 2,671 LTIP Units issued pursuant to our 2018 Long-Term Incentive Plan that had vested as of December 31, 2019 and (v) 1,375 LTIP Units issued as a discretionary grant in 2019 that had vested as of December 31, 2019.

(6)
Consists of : (i) 20,000 LTIP Units issued in connection with the Company’s initial public offering on July 1, 2016 that had vested as of December 31, 2019, (ii) 5,430 LTIP Units issued on December 21, 2016 that had vested as of December 31, 2019, (iii) 7,961 LTIP units issued pursuant to our 2017 Annual Performance Plan that had vested as of December 31, 2019, (iv) 4,516 LTIP Units issued pursuant to our 2018 Annual Performance Plan that had vested as of December 31, 2019, (v) 2,399 LTIP Units issued pursuant to our 2018 Long-Term Incentive Plan that had vested as of December 31, 2019 and (vi) 1,235 LTIP Units issued as a discretionary grant in 2019 that had vested as of December 31, 2019.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Time-Based LTIP Awards
The LTIP Award agreements related to LTIP Awards issued outside of our Annual and Long-Term Performance-Based Plans provide that LTIP Units will vest upon the date that the grantee’s employment with the Company and its affiliates ends on account of the grantee’s termination of employment by the Company or its affiliates without Cause (as defined below) or by the grantee for Good Reason (as defined below) or upon a Change-in-Control (as defined below) (each, a “Qualified Termination”):
“Cause” means, with respect to the grantee, a determination by the Compensation Committee in its sole discretion that the grantee has: (i) materially breached a written agreement between the grantee and the Company or one of its affiliates, including the material breach of any written policy or written code of conduct established by the Company or one of its affiliates and applicable to the grantee; (ii) committed an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iii) been convicted of or been indicted for, or pled nolo contendere to, any felony (or state law equivalent) or any crime or misdemeanor involving moral turpitude; (iv) willfully failed or refused, other than due to disability, to perform the grantee’s duties to the Company or one of its affiliates; or (v) engaged in any other conduct that is materially injurious (whether monetarily or otherwise) to the Company or one of its affiliates.
“Good Reason” means: (i) a material diminution in the grantee’s base salary; (ii) a material diminution or adverse change in the grantee’s title, duties or authority; (iii) a material breach by the Company or the Operating Partnership of any of its covenants or obligations under the relevant LTIP Award Agreement; or (iv) the relocation of the geographic location of the grantee’s principal place of employment by more than 50 miles from the location of the grantee’s principal place of employment; provided that, in the case of the grantee’s allegation of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the grantee’s consent; (B) the grantee must provide written notice to Operating Partnership of such condition in accordance with the Agreement within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by Operating Partnership; and (D) the grantee’s date of termination must occur within 60 days after such notice is received by Operating Partnership.
“Change-in-Control” means and includes each of the following:
(a) The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of the Company’s common stock (the “Common Stock”), taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.
(b) Individuals who constitute incumbent Directors at the beginning of any two-consecutive-year period, together with any new incumbent Directors who become members of the Board during such two-year period, cease to be a majority of the Board at the end of such two-year period.

(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:
(i) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the Board of Directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the Board of Directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));
(ii) no Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the Board of Directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and
(iii) at least a majority of the members of the Board of Directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.
(d) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.
Annual and Long-Term Performance-Based Incentive Awards
Qualified Termination — The LTIP Award agreements related to LTIP Awards issued pursuant to our Annual and Long-Term Performance-Based Awards provide that all earned LTIP Units will vest upon the date of a Qualified Termination. Forfeiture restrictions are removed in the event of a termination of the executive’s position without “Cause” or for “Good Reason” or as a result of the executive’s retirement, although transfer and redemption restrictions remain until such dates as such executive’s awards would have vested absent such termination or retirement.
The LTIP Award agreements related to LTIP Awards issued pursuant to Annual and Long-Term Performance-Based Awards provide that, with respect to any unearned LTIP Units as of the date of a Qualified Termination, the relevant performance metrics will be evaluated on the original valuation date for each plan as if such termination had not occurred and then, with respect to LTIP Units then earned, a partial service factor will be applied to determine that actual number of LTIP Units to issue to the grantee.
Change-in-Control — Upon a Change-in-Control, with respect to the Annual Performance-Based Awards, (i) if a Change-in-Control had occurred prior to the first anniversary of the effective date of the plan, the performance goals related to such plan would have been pro-rated based on the effective date of the Change-in-Control and the number of resulting earned LTIP Awards would have been pro-rated based on the effective date of the Change-in-Control and (ii) if a Change-in-Control occurs after the first anniversary of the effective date of the plan, the performance goals will be measured as if such Change-in- Control had not occurred and the amount of earned LTIP Units will be determined accordingly.
With respect to the Long-Term Performance-Based Awards, (i) if a Change-in-Control occurs prior to the third anniversary of the effective date of the plan, the performance goals related to such plan would have been pro-rated based on the effective date of the Change-in-Control and the number of resulting earned LTIP Awards would have been pro-rated based on the effective date of the Change-in-Control and (ii) if a Change-in-Control occurs after the third anniversary of the effective date of the plan, the performance goals will be measured as if such Change-in-Control had not occurred and the amount of earned LTIP Units will be determined accordingly.

Any earned LTIP Units issued upon a Change-in-Control as described above will be subject to the same vesting schedule as if the Change-in-Control had not occurred except that, if a Qualified Termination occurs prior to the one-year anniversary of such Change-in-Control, all earned LTIP Units shall immediately vest upon such termination.
The following tables represent the payments due to our NEOs in the event termination or change in control payments would have been triggered under the 2016 Plan, the Annual Performance-Based Awards and the Long-Term Performance-Based Incentive Plans as of December 31, 2019.
Payments Due Upon a Qualified Termination
Name	Stock Awards	Total(1)
Jeffrey Busch	29,318(2)	$387,873
Robert Kiernan	42,650(3)	$564,253
Alfonzo Leon	24,380(4)	$322,552
Jamie Barber	35,151(5)	$465,043
Allen Webb	15,712(6)	$207,868

(1)
Based on the closing price of the Company’s common stock on December 31, 2019, which was the last trading day of 2019, of $13.23 per share.

(2)
Consists of (i) 2,250 LTIP Units issued outside of the Annual and Long-Term Incentive Plans, (ii) 9,191 LTIPs issued pursuant to the 2018 Annual Plan that had not vested as of December 31, 2019, (iii) 9,136 LTIP Units issued pursuant to the time-based vesting portion of the 2019 Long-Term Incentive Plan that had not vested as of December 31, 2019 and (iv) 8,741 LTIP Units issued pursuant to the time-based vesting portion of the 2018 Long-Term Incentive Plan that had not vested as of December 31, 2019. Pursuant to the Company’s Annual and Long-Term Incentive Plans, no performance-based LTIP Units are issued upon the date of a Qualified Termination. Instead, LTIP Units are issued at the end of the performance period and a partial service factor is applied based on the date of the Qualified Termination. Therefore, we are unable to determine the amount of LTIP Units that would be awarded based on a Qualified Termination date of December 31, 2019.

(3)
Consists of (i) 23,343 LTIP Units issued outside of the Annual and Long-Term Incentive Plans, (ii) 6,638 LTIPs issued pursuant to the 2018 Annual Plan that had not vested as of December 31, 2019, (iii) 6,356 LTIP Units issued pursuant to the time-based vesting portion of the 2019 Long-Term Incentive Plan that had not vested as of December 31, 2019 and (iv) 6,313 LTIP Units issued pursuant to the time-based vesting portion of the 2018 Long-Term Incentive Plan that had not vested as of December 31, 2019. Pursuant to the Company’s Annual and Long-Term Incentive Plans, no performance-based LTIP Units are issued upon the date of a Qualified Termination. Instead, LTIP Units are issued at the end of the performance period and a partial service factor is applied based on the date of the Qualified Termination. Therefore, we are unable to determine the amount of LTIP Units that would be awarded based on a Qualified Termination date of December 31, 2019.

(4)
Consists of (i) 1,563 LTIP Units issued outside of the Annual and Long-Term Incentive Plans, (ii) 6,383 LTIPs issued pursuant to the 2018 Annual Plan that had not vested as of December 31, 2019, (iii) 8,342 LTIP Units issued pursuant to the time-based vesting portion of the 2019 Long-Term Incentive Plan that had not vested as of December 31, 2019 and (iv) 8,093 LTIP Units issued pursuant to the time-based vesting portion of the 2018 Long-Term Incentive Plan that had not vested as of December 31, 2019. Pursuant to the Company’s Annual and Long-Term Incentive Plans, no performance-based LTIP Units are issued upon the date of a Qualified Termination. Instead, LTIP Units are issued at the end of the performance period and a partial service factor is applied based on the date of the Qualified Termination. Therefore, we are unable to determine the amount of LTIP Units that would be awarded based on a Qualified Termination date of December 31, 2019.

(5)
Consists of (i) 19,810 LTIP Units issued outside of the Annual and Long-Term Incentive Plans, (ii) 4,438 LTIPs issued pursuant to the 2018 Annual Plan that had not vested as of December 31, 2019,

(iii) 5,561 LTIP Units issued pursuant to the time-based vesting portion of the 2019 Long-Term Incentive Plan that had not vested as of December 31, 2019 and (iv) 5,341 LTIP Units issued pursuant to the time-based vesting portion of the 2018 Long-Term Incentive Plan that had not vested as of December 31, 2019. Pursuant to the Company’s Annual and Long-Term Incentive Plans, no performance-based LTIP Units are issued upon the date of a Qualified Termination. Instead, LTIP Units are issued at the end of the performance period and a partial service factor is applied based on the date of the Qualified Termination. Therefore, we are unable to determine the amount of LTIP Units that would be awarded based on a Qualified Termination date of December 31, 2019.
(6)
Consists of (i) 1,235 LTIP Units issued outside of the Annual and Long-Term Incentive Plans, (ii) 4,516 LTIPs issued pursuant to the 2018 Annual Plan that had not vested as of December 31, 2019, (iii) 5,164 LTIP Units issued pursuant to the time-based vesting portion of the 2019 Long-Term Incentive Plan that had not vested as of December 31, 2019 and (iv) 4,797 LTIP Units issued pursuant to the time-based vesting portion of the 2018 Long-Term Incentive Plan that had not vested as of December 31, 2019. Pursuant to the Company’s Annual and Long-Term Incentive Plans, no performance-based LTIP Units are issued upon the date of a Qualified Termination. Instead, LTIP Units are issued at the end of the performance period and a partial service factor is applied based on the date of the Qualified Termination. Therefore, we are unable to determine the amount of LTIP Units that would be awarded based on a Qualified Termination date of December 31, 2019.

Payments Due Upon a Change of Control
Name	Stock Awards	Total(1)
Jeffrey Busch	125,383(2)	$1,658,819
Robert Kiernan	94,700(3)	$1,252,878
Alfonzo Leon	90,892(4)	$1,202,497
Jamie Barber	77,243(5)	$1,021,926
Allen Webb	62,192(6)	$822,796

(1)
Assumes a change-of-control price of $13.23, which was the closing price of the Company’s common stock on December 31, 2019, which was the last trading day of 2019.

(2)
Consists of (i) 2,250 LTIP Units issued outside of the Annual and Long-Term Incentive Plans, (ii) 49,151 LTIP Units issued pursuant to the 2017 Long-Term Incentive Plan, (iii) 9,191 LTIP Units issued pursuant to the 2018 Annual Plan, (iv) 8,741 LTIP Units issued pursuant to the time-based vesting portion of the 2018 Long-Term Incentive Plan, (v) 24,135 LTIP Units issued pursuant to the performance-based portion of the 2018 Long- Term Incentive Plan, (vi) 15,167 LTIP Units issue pursuant to the 2019 Annual Plan (assuming target amount earned with respect to the discretionary component of the 2019 Annual Plan), (vii) 9,136 LTIP Units issued pursuant to the time-based vesting portion of the 2019 Long-Term Incentive Plan and (viii) 7,613 LTIP Units issued pursuant to the performance-based portion of the 2019 Long-Term Incentive Plan.

(3)
Consists of (i) 23,343 LTIP Units issued outside of the Annual and Long-Term Incentive Plans, (ii) 16,683 LTIP Units issued pursuant to the 2017 Long-Term Incentive Plan, (iii) 6,638 LTIP Units issued pursuant to the 2018 Annual Plan, (iv) 6,313 LTIP Units issued pursuant to the time-based vesting portion of the 2018 Long-Term Incentive Plan, (v) 17,432 LTIP Units issued pursuant to the performance-based portion of the 2018 Long- Term Incentive Plan, (vi) 12,639 LTIP Units issue pursuant to the 2019 Annual Plan (assuming target amount earned with respect to the discretionary component of the 2019 Annual Plan), (vii) 6,356 LTIP Units issued pursuant to the time-based vesting portion of the 2019 Long-Term Incentive Plan and (viii) 5,296 LTIP Units issued pursuant to the performance-based portion of the 2019 Long-Term Incentive Plan.

(4)
Consists of (i) 1,563 LTIP Units issued outside of the Annual and Long-Term Incentive Plans, (ii) 24,574 LTIP Units issued pursuant to the 2017 Long-Term Incentive Plan, (iii) 6,383 LTIP Units issued pursuant to the 2018 Annual Plan, (iv) 8,093 LTIP Units issued pursuant to the time-based vesting portion of the 2018 Long-Term Incentive Plan, (v) 22,345 LTIP Units issued pursuant to the performance-based portion of the 2018 Long- Term Incentive Plan, (vi) 12,639 LTIP Units issue pursuant to the 2019 Annual Plan (assuming target amount earned with respect to the discretionary component of the 2019 Annual Plan), (vii) 8,342 LTIP Units issued pursuant to the time-based vesting portion of the 2019 Long-Term Incentive Plan and (viii) 6,952 LTIP Units issued pursuant to the performance-based portion of the 2019 Long-Term Incentive Plan.
(5)
Consists of (i) 19,810 LTIP Units issued outside of the Annual and Long-Term Incentive Plans, (ii) 12,598 LTIP Units issued pursuant to the 2017 Long-Term Incentive Plan, (iii) 4,438 LTIP Units issued pursuant to the 2018 Annual Plan, (iv) 5,341 LTIP Units issued pursuant to the time-based vesting portion of the 2018 Long-Term Incentive Plan, (v) 14,748 LTIP Units issued pursuant to the performance-based portion of the 2018 Long- Term Incentive Plan, (vi) 10,111 LTIP Units issue pursuant to the 2019 Annual Plan (assuming target amount earned with respect to the discretionary component of the 2019 Annual Plan), (vii) 5,561 LTIP Units issued pursuant to the time-based vesting portion of the 2019 Long-Term Incentive Plan and (viii) 4,635 LTIP Units issued pursuant to the performance-based portion of the 2019 Long-Term Incentive Plan.

(6)
Consists of (i) 1,235 LTIP Units issued outside of the Annual and Long-Term Incentive Plans, (ii) 19,660 LTIP Units issued pursuant to the 2017 Long-Term Incentive Plan, (iii) 4,516 LTIP Units issued pursuant to the 2018 Annual Plan, (iv) 4,797 LTIP Units issued pursuant to the time-based vesting portion of the 2018 Long-Term Incentive Plan, (v) 13,247 LTIP Units issued pursuant to the performance-based portion of the 2018 Long- Term Incentive Plan, (vi) 9,269 LTIP Units issue pursuant to the 2019 Annual Plan (assuming target amount earned with respect to the discretionary component of the 2019 Annual Plan), (vii) 5,164 LTIP Units issued pursuant to the time-based vesting portion of the 2019 Long-Term Incentive Plan and (viii) 4,304 LTIP Units issued pursuant to the performance-based portion of the 2019 Long-Term Incentive Plan.

CEO Pay Ratio Disclosure
Prior to our Internalization, our Former Advisor was responsible for managing the Company’s affairs pursuant to the Prior Management Agreement and, as of December 31, 2019, directly employed all of the individuals who provide services to the Company. The Company did not provide any salary or cash bonus compensation to the CEO or any other individual who provided services to the Company (other than a reimbursement of a portion of Mr. Barber’s salary, which ended in May 2018). As a result, the CEO to median employee pay ratio required to be disclosed under Item 402(u) of Regulation S-K is not applicable.
This information is being provided for compliance purposes. Neither the Compensation Committee nor our Former Advisor used the pay ratio measure in making any compensation decisions.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information as of December 31, 2019 with respect to compensation plans under which our equity securities are authorized for issuance. We have no such plans that were not approved by security holders.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of our outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c))
Equity compensation plans approved by security holders	1,577,734(1)(2)	N/A	654,633(2)

(1)
Represents outstanding earned and unearned LTIP Units, which are a separate non-voting class of limited partnership interests structured as profits interests. The LTIP Units, subject to certain forfeiture provisions, may be redeemed into either, at the election of the Company, (i) shares of our common stock on a one-for-one basis or (ii) cash.

(2)
Amounts include performance-based LTIP Units assuming the maximum payout amounts. If all outstanding performance-based LTIP Units are paid out at target amounts, column (a) in the table above would equal 1,224,364 and column (c) in the table above would equal 1,008,033. In the event that an award expires, or is forfeited, canceled or otherwise terminates without the issuance of shares of common stock, such shares subject to such award will again be available for subsequent awards, except as prohibited by law. In addition, shares of our common stock that we withhold in satisfaction of the holder’s obligation to remit an exercise price or withholding taxes will be available for future awards.

COMPENSATION OF DIRECTORS
The following table summarizes the compensation we paid to our non-management directors in 2019.
Director Compensation for 2019
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Henry Cole(4)	$65,810	$40,000	$9,022	$114,832
Matthew L. Cypher Ph.D(5)	$55,839	$40,000	$9,022	$104,861
Ronald Marston(6)	$56,526	$40,000	$9,022	$105,548
Dr. Roscoe Moore(7)	$46,473	$40,000	$5,455	$91,928
Zhang Jingguo	$—	$—	$—	$—
Zhang Huiqi(8)	$—	$—	$24,000	$24,000
Lori Wittman(9)	$59,664	$40,000	$4,266	$103,930
Paula Crowley(10)	$52,542	$40,000	$4,220	$96,762

(1)
Represents the annual retainer fees.

(2)
The number of LTIP Units comprising each LTIP award was based on a price of $10.80 per unit, which was the 10-day volume weighted average price of the Company’s common stock as of May 29, 2019, the date of grant. The stock award values disclosed in this director compensation table are based on market values of the Company’s common stock at the time of grant, which differ from the values calculated in accordance with GAAP as reported in the Company’s audited historical financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. See Note 7 — 2016 Equity Incentive Plan in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)
Represents distributions declared or paid on vested and unvested LTIP Units.

(4)
As of December 31, 2019, Mr. Cole had 3,705 unvested LTIP Units.

(5)
As of December 31, 2019, Mr. Cypher had 3,705 unvested LTIP Units.

(6)
As of December 31, 2019, Mr. Marston had 3,705 unvested LTIP Units.

(7)
As of December 31, 2019, Mr. Moore had 3,705 unvested LTIP Units.

(8)
As of December 31, 2019, Ms. Zhang did not have any unvested LTIP Units.

(9)
As of December 31, 2019, Ms. Wittman had 3,705 unvested LTIP Units.

(10)
As of December 31, 2019, Ms. Crowley had 3,821 unvested LTIP Units.

In March 2020, our Board approved the following compensation for our independent directors for 2020 that will be effective as of September 2, 2020 (the date of the Annual Meeting):
•
an annual payment of $40,000, payable on the date of the Annual Meeting in LTIP Units;

•
an annual cash retainer of $40,000, payable in equal amounts each quarter;

•
an additional annual cash retainer of $15,000, $10,000, $7,000 and $15,000 for the chairperson of our audit committee, compensation committee, nominating and corporate governance committee and investment committee, respectively;

•
an additional annual cash retainer of $7,500, $5,000, $3,500 and $7,500 for each other member of our audit committee, compensation committee, nominating and corporate governance committee and investment committee, respectively; and

•
an additional $15,000 cash retainer to our lead independent director.

Our Board of Directors may revise our directors’ compensation in its discretion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
Each of our directors, director nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. The Nominating and Corporate Governance Committee generally reviews any past or proposed transactions between our Company and related persons (as such term is defined in Item 404 of Regulation S-K). If we believe a transaction is significant to us and raises particular conflict of interest issues, the Audit Committee will discuss the matter with legal or other appropriate counsel to evaluate and approve the transaction.
Management Internalization Transaction
On July 9, 2020, we completed the Internalization by acquiring all the outstanding shares of capital stock of IAGH, the parent company of our Former Advisor. Prior to the Internalization, we were externally managed by our Former Advisor pursuant to the Prior Management Agreement and our Former Advisor, through IAGH, was jointly owned by Zensun Enterprises Limited (formerly ZH International Holdings, Ltd) (85% ownership interest) and Mr. Jeffrey Busch, our Chairman, Chief Executive Officer and President (the remaining 15% ownership interest). A special committee of the Board of Directors, consisting solely of independent and disinterested directors (the “Special Committee”), negotiated the terms of the Internalization on behalf of the Company. The Stock Purchase Agreement (defined below) and the Internalization were unanimously approved by the Special Committee, and, upon recommendation by the Special Committee, by the Company’s independent and disinterested directors, on July 9, 2020.
Pursuant to a stock purchase agreement, dated as of July 9, 2020 (the “Stock Purchase Agreement”), by and among the Company, Zensun Enterprises Limited and Mr. Jeffrey Busch (collectively, the “Sellers”), the Sellers sold all the outstanding shares of capital stock of IAGH to us in exchange for an aggregate of approximately $17.6 million in cash paid at the closing, which reflected an aggregate purchase price of $18.1 million less a net working capital adjustment. Additionally, Zensun and Mr. Busch pledged an aggregate of $1.8 million of shares of our common stock and LTIP Units to satisfy future potential indemnification obligations (the “Holdback Amount”).
The Stock Purchase Agreement contains customary representations and warranties for the Sellers, including regarding organization and good standing, power and authority, capitalization and ownership, financial statements and liabilities, litigation, compliance with laws, absence of changes, taxes, material contracts, employee matters, real properties, intellectual property, affiliate transactions and brokerage arrangements. The representations and warranties of the parties in the Stock Purchase Agreement survive the closing of the Internalization for a period of eighteen (18) months, except that (i) Seller fundamental representations shall survive for 10 years and (ii) tax-related representations and warranties survive for sixty (60) days after the expiration of the applicable statute of limitations.
In connection with the Internalization, we entered into employment agreements with each of Messrs. Busch, Kiernan and Leon and established a severance plan in which certain of our employees will be allowed to participate. As an internally managed company, we will no longer pay our Former Advisor any fees or expense reimbursements arising from the Prior Management Agreement.
Prior Management Agreement
In connection with the Internalization, the Company and the Former Advisor amended and restated the Prior Management Agreement to reflect the fact that the agreement is now an inter-company agreement within the Company. Prior to the Internalization, we were subject to the Prior Management Agreement, the material terms of which are described below:
Term and Termination
The term of the Prior Management Agreement was set to expire on July 1, 2021 with automatic one-year renewal periods thereafter (subject to termination or nonrenewal by our Board of Directors). Although the Internalization did not terminate the Prior Management Agreement, it was amended and restated to become an inter-company agreement between our Former Advisor (now our subsidiary) and our operating partnership.

Base Management Fee
Prior to the Internalization, the Company paid its Former Advisor a base management fee in an amount equal to 1.5% of its stockholders’ equity per annum, calculated quarterly for the most recently completed fiscal quarter and payable in quarterly installments in arrears.
For purposes of calculating the base management fee, the Company’s stockholders’ equity meant: (a) the sum of  (1) the Company stockholders’ equity as of March 31, 2016, (2) the aggregate amount of the conversion price (including interest) for the conversion of the Company’s outstanding convertible debentures into common stock and OP units upon completion of the IPO, and (3) the net proceeds from (or equity value assigned to) all issuances of equity and equity equivalent securities (including common stock, common stock equivalents, preferred stock, LTIP Units and OP units issued by the Company or the Operating Partnership) in the IPO, or in any subsequent offering (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), less (b) any amount that the Company pays to repurchase shares of its common stock or equity securities of the operating partnership. Stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in the Company’s financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the Former Advisor and its independent directors and approval by a majority of the Company’s independent directors. As a result, the Company’s stockholders’ equity, for purposes of calculating the base management fee, could have been greater or less than the amount of stockholders’ equity shown on its financial statements.
The base management fee of our Former Advisor was calculated within 30 days after the end of each quarter and such calculation was promptly delivered to the Company. The Company was obligated to pay the quarterly installment of the base management fee calculated for that quarter in cash within five business days after delivery to the Company of the written statement of the Former Advisor setting forth the computation of the base management fee for such quarter.
Incentive Fee
Prior to the Internalization, the Company would have paid its Former Advisor an incentive fee with respect to each calendar quarter (or part thereof that the Prior Management Agreement is in effect) in arrears. The incentive fee was to be an amount, not less than zero, equal to the difference between (1) the product of  (x) 20% and (y) the difference between (i) the Company’s AFFO (as defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in the IPO and in future offerings and transactions, multiplied by the weighted average number of all shares of common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of common stock, OP units, LTIP Units, and shares of common stock underlying awards granted under the 2016 Equity Incentive Plan or any future plan in the previous 12-month period), and (B) 8%, and (2) the sum of any incentive fee paid to the Former Advisor with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee was payable with respect to any calendar quarter unless AFFO is greater than zero for the four most recently completed calendar quarters.
AFFO was to be calculated by adjusting the Company’s funds from operations, or FFO, by adding back acquisition and disposition costs, stock-based compensation expenses, amortization of deferred financing costs and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of the Company’s properties, and subtracting loss on extinguishment of debt, straight-line rent adjustment, recurring tenant improvements, recurring leasing commissions and recurring capital expenditures.
Rights to Designate Board Nominees
Prior to the Internalization, our Former Advisor had the right to nominate three members on our Board to be duly elected by our stockholders at each annual meeting of stockholders.
Management Fee Expense Incurred and Accrued Management Fees
For years ended December 31, 2019 and 2018, management fees of approximately $6,266,000 and $4,422,000, respectively were incurred and expensed by the Company and during those years the Company paid management fees to the Advisor in the amount of approximately $5,682,000 and $4,343,000, respectively. As of December 31, 2019 and 2018, accrued management fees of approximately $1,727,000 and $1,143,000, respectively, were due to our Former Advisor.
Zensun Enterprises Limited’s interest in our management fees incurred during 2019 and 2018 equaled $5,326,100 and $3,758,700, respectively. Mr. Busch’s interest in our management fees incurred during 2019 and 2018 equaled $939,900 and $663,300, respectively.
Allocated General and Administrative Expenses
For the years-ended December 31, 2018 and December 31, 2017, the Company reimbursed our Former Advisor $44,355 and $80,645, respectively, for a portion of our General Counsel and Secretary’s salary for 2018 and 2017, as discussed below. The Company did not reimburse our Former Advisor for any of our General Counsel and Secretary’s salary in 2019.
Agreement Regarding Reimbursement of Certain Expenses
On May 8, 2017, the Company and its Former Advisor entered into an agreement pursuant to which the Company agreed, for a period of one year, to reimburse the Former Advisor for $125,000 of the annual salary of the Company’s General Counsel and Secretary. The term of the agreement expired on May 8, 2018 and the agreement was not renewed.
Approval of Transactions with Related Persons
The Board of Directors has adopted a related persons transactions policy, to be followed in connection with all related person transactions involving the Company. Prior to entering into a related party transaction, the Audit Committee reviews the material facts of the transaction and either approves or disapproves of the entry into the transaction, subject to certain exceptions described in the policy. If advance Audit Committee approval is not feasible, then the transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction and (3) whether the transaction is material to the Company.
Additionally, under our Code of Business Conduct and Ethics, related party transactions are subject to appropriate review and oversight by the Board’s Audit Committee.
Under our Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been preapproved pursuant to preapproval guidelines or rules established by the Nominating and Corporate Governance Committee or the Board.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm for 2020. Although the ratification is not required by our bylaws or other governing documents, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. Even if the stockholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of us and our stockholders.
We expect that a representative of Deloitte will be present virtually at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2020.
Fees Paid to Our Independent Registered Public Accounting Firm
Our former independent registered public accounting firm that was engaged for the fiscal year ended December 31, 2018 and through the date of filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 was MaloneBailey, LLP (“MaloneBailey”). The following is a summary of the fees incurred by the Company with MaloneBailey for professional services rendered for the years ended December 31, 2019 and 2018.
	Year Ended December 31, 2019	Year Ended December 31, 2018
MaloneBailey:
Audit Fees	$86,378	$514,253
Audit-Related Fees	—	17,500
Tax Fees	—	—
All Other Fees	—	—
Total	$86,378	$531,753
Our current independent registered public accounting firm commencing with our second fiscal quarter ended June 30, 2019 was Deloitte. We incurred no fees for professional services rendered to us by Deloitte for the year ended December 31, 2018. The following is a summary of the fees incurred by the Company with Deloitte for professional services rendered for the year ended December 31, 2019.
Year Ended December 31, 2019
Deloitte:
Audit Fees	$483,341
Audit-Related Fees	50,000
Tax Fees	—
All Other Fees	—
Total	$533,341
Audit Fees
“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the consolidated financial statements, review of the interim consolidated financial statements, review of registration statements and the preparation of comfort letters and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements. For the year ended December 31, 2019, these fees also include an audit of management’s assessment of internal controls.

Audit-Related Fees
“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”
Tax Fees
“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax planning and structuring and research and assistance.
All Other Fees
“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”
Pre-Approval Policy
All audit, tax and other services provided to us are reviewed and pre-approved by the Audit Committee. All fees paid to Deloitte in 2019 and MaloneBailey in 2019 and 2018 described above were approved by the Audit Committee.

OTHER MATTERS
We do not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

GLOBAL MEDICAL REIT INC.

Proxy for Annual Meeting of Stockholders on September 2, 2020

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jeffrey Busch and Jamie A. Barber, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders (the "Annual Meeting") of Global Medical REIT Inc. (the "Company") to be held virtually, by means of remote communications, on September 2, 2020 at 10:00 a.m. Eastern Time, and to otherwise represent the undersigned at the Annual Meeting, and at any adjournments or postponements thereof. In order to attend the meeting, you must register at https://viewproxy.com/gmre/2020/htype.asp by 11:59 PM ET on August 30, 2020. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled "Voting Information - Attending the Annual Meeting Virtually" and "Voting Information - Voting at the Annual Meeting Virtually". The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given. The votes entitled to be cast by the undersigned will be cast as instructed below. If no instructions are given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for directors and "for" each of the other proposals, all as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting.

(Continued and to be signed on the reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Please mark your votes like this ☒

The Board of Directors recommends that you vote FOR proposals 1-3.

1. To elect each of the following nominees to serve as director until the next annual meeting of stockholders and until her or his successor is duly elected and qualifies.

NOMINEES:

(01) Jeffrey M. Busch	☐ FOR	☐ AGAINST	☐ ABSTAIN
(02) Matthew Cypher	☐ FOR	☐ AGAINST	☐ ABSTAIN
(03) Zhang Jingguo	☐ FOR	☐ AGAINST	☐ ABSTAIN
(04) Ronald Marston	☐ FOR	☐ AGAINST	☐ ABSTAIN
(05) Roscoe Moore, Jr.	☐ FOR	☐ AGAINST	☐ ABSTAIN
(06) Henry E. Cole	☐ FOR	☐ AGAINST	☐ ABSTAIN
(07) Zhang Huiqi	☐ FOR	☐ AGAINST	☐ ABSTAIN
(08) Paula R. Crowley	☐ FOR	☐ AGAINST	☐ ABSTAIN
(09) Lori Wittman	☐ FOR	☐ AGAINST	☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

VIRTUAL CONTROL NUMBER

2. Advisory vote to approve the compensation of the Company's named executive officers as described in the accompanying Proxy Statement.

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

4. To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Date ______________________

Signature ______________________

Signature (Joint Owners) ______________________

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting at the Annual Meeting or when granting a proxy to vote by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:
Go to www.AALvote.com/GMRE

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1(866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage paid envelope provided.